AGREEMENT AND PLAN

                                  OF MERGER

                                   AMONG

                          CHAMPPS ENTERTAINMENT, INC.,

                            DAKA INTERNATIONAL, INC.

                            AND CEI ACQUISITION CORP.

                         DATED AS OF OCTOBER 10, 1995

                               TABLE OF CONTENTS

                                                                Page

	ARTICLE I
  THE MERGER	                                                   1
		1.01	The Merger	                                              1
		1.02	Closing                                                 	2
		1.03	Effective Time	                                          2
		1.04	Effect of the Merger	                                    2
		1.05	Articles of Incorporation and By-Laws	                   2
		1.06	Directors	                                               2
		1.07	Officers	                                                2

	ARTICLE II
  CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES	           3
		2.01	Conversion of Securities	                                3
		2.02	Exchange of Certificates and Cash	                       4
		2.03	Stock Transfer Books	                                    6
		2.04	Stock Options	                                           6
		2.05	Warrants	                                                7

	ARTICLE III
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY	                7
		3.01	Organization	                                            7
		3.02	Articles of Incorporation and By-Laws	                   8
		3.03	Capitalization	                                          8
		3.04	Authority Relative to this Agreement	                    9
		3.05	Consents and Approvals; No Violations	                   9
		3.06	Compliance	                                              10
		3.07	SEC Reports	                                             11
		3.08	Absence of Certain Changes	                              12
		3.09	Environmental Matters	                                   12
		3.10	Litigation	                                              13
		3.11	ERISA Compliance	                                        13
		3.12	Trademarks, Patents and Copyrights	                      16
		3.13	Taxes	                                                   16
		3.14	Labor Matters	                                           17
		3.15	Affiliate Transactions	                                  17
		3.16	Opinion of Financial Advisor	                            17
		3.17	Vote Required	                                           17
		3.18	Brokers	                                                 17
		3.19	Contracts and Other Agreements	                          18
		3.20	Subsidiaries	                                            19
		3.21	Insurance	                                               19
		3.22	Disclosure	                                              19

                                                                Page
		3.23	Definition of Company's Knowledge	                       20

	ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB	             20
		4.01	Organization	                                            20
		4.02	Certificate of Incorporation and By-Laws	                20
		4.03	Capitalization	                                          20
		4.04	Authority Relative to this Agreement	                    21
		4.05	Consents and Approvals; No Violations	                   21
		4.06	Compliance	                                              22
		4.07	SEC Reports	                                             23
		4.08	Absence of Certain Changes	                              24
		4.09	Environmental Matters	                                   24
		4.10	Litigation	                                              24
		4.11	ERISA Compliance	                                        24
		4.12	Trademarks, Patents and Copyrights	                      27
		4.13	Taxes	                                                   27
		4.14	Labor Matters	                                           28
		4.15	Affiliate Transactions	                                  28
		4.16	Opinion of Financial Advisor	                            28
		4.17	Vote Required	                                           28
		4.18	Brokers	                                                 28
		4.19	Disclosure	                                              29
		4.20	Insurance	                                               29
		4.21	Definition of Parent's Knowledge	                        29

	ARTICLE V
  COVENANTS	                                                    29
		5.01	Conduct of Respective Businesses of the Company and
       Parent Pending the Merger	                               29
		5.02	No Solicitations	                                        31
		5.03	Access to Information; Confidentiality	                  32
		5.04	Indemnification and Insurance	                           32
		5.05	Certain Benefits	                                        33
		5.06	Registration Statement; Joint Proxy Statement	           34
		5.07	Stockholders' Meetings	                                  35
		5.08	Letters of Accountants	                                  35
		5.09	Further Action; Reasonable Best Efforts	                 36
		5.10	Public Announcements	                                    37
		5.11	Affiliates of the Company	                               37
		5.12	Conveyance Taxes	                                        38
		5.13	Notification of Certain Matters	                         38

                                                                Page
		5.14 Tax Opinion Matters	                                     38
		5.15	Interim Financing Arrangement	                           38

	ARTICLE VI
  CONDITIONS	                                                   38
		6.01	Conditions to Each Party's Obligation to Effect
       the Merger	                                              38
		6.02	Additional Conditions to Obligations of Parent and Sub	  39
		6.03	Additional Conditions to Obligations of the Company	     40

	ARTICLE VII
  TERMINATION AND AMENDMENT	                                    41
		7.01	Termination	                                             41
		7.02	Effect of Termination	                                   43
		7.03	Amendment	                                               45
		7.04	Extension; Waiver	                                       45

	ARTICLE VIII
  MISCELLANEOUS	                                                45
		8.01	Effectiveness of Representations, Warranties
       and Agreements	                                          45
		8.02	Notices	                                                 45
		8.03	Descriptive Headings	                                    46
		8.04	Counterparts	                                            46
		8.05	Entire Agreement; Assignment	                            47
		8.06	Governing Law	                                           47
		8.07	Specific Performance	                                    47
		8.08	Expenses	                                                47
		8.09	Parties in Interest	                                     47
		8.10	Severability	                                            47
		8.11	Certain Definitions	                                     48

EXHIBITS

EXHIBIT A	Form of Affiliate Letter

EXHIBIT B	Interim Financing Arrangements

Definition							                                Section

	Affiliate						                                	8.11
	Articles of Merger				                         	1.03
	Assumed Options					                            2.04
	Beneficial Owner				                           	8.11
	Benefit Plan					                              	3.11
	Certificates						                              2.02
	COBRA							                                    3.11
	Closing Date					                              	1.02
	Closing Price					                             	2.01(a)
	Code							                                     Introduction
	Company						                                  	Introduction
	Company Affiliate Transaction			                3.15
	Company 1994 Balance Sheet			                   3.13
	Company Common Stock				                        Introduction
	Company Disclosure Volume			                    2.04
	Company Material Adverse Effect		              	3.01 and 3.11(e)
	Company Parties					                            5.04
	Company Permits				                            	3.06
	Company Preferred Stock			                     	3.03
	Company Proprietary Rights		                   	3.12
	Company SEC Reports				                         3.07
	Company Stock Options				                       3.03
	Competing Transaction				                       7.01
	Control							                                  8.11
	Disserting Shares					                          2.01(a)
	Effective Time				                             	1.03
	ERISA							                                    3.11
	Exchange Act						                              3.05
	Exchange Agent				                             	2.02
	Exchange Fund				                              	2.02
	Exchange Ratio				                             	2.01
	Existing Company Options	 		                   	2.04
	Form S-4							                                 5.06
	Governmental Entity				                        	3.05
	Hazardous Materials				                        	3.09
	HSR Act						                                  	3.05
	Injunction						                               	6.01
	IRS						                                      	3.11
	Issue							                                    5.01(b)
	Knowledge					                                 	3.22, 4.20
	Material Adverse Effect				                     8.11

 Definition                                      Section
	Merger							                                   Introduction
	Merger Consideration			                        	2.02
	Parent						                                   	Introduction
	Parent 1995 Balance Sheet			                   	4.13
	Parent Affiliate Transaction			                	4.15
	Parent Common Stock				                         Introduction
	Parent Disclosure Volume			                    	4.03
	Parent Material Adverse Effect			               4.01
	Parent Permits				                             	4.06
	Parent Preferred Stock			                      	4.03
	Parent SEC Reports					                         4.07
	Parent Vote Matter					                         4.04
	Person						                                   	8.11
	Proceeding						                               	7.02(f)
	Proxy Statement				                            	5.06
	Respective Representatives				                  5.03
	Registration Statement		                      		5.06
	Rule 145						                                 	5.11
	SEC						                                      	2.04
	Securities Act						                            3.03
	Sub						                                      	Introduction
	Stockholders' Meeting			                       	5.09(c)
	Stockholder Agreement			                       	5.09
	Subsidiary					                               		8.11
	Surviving Corporation                       				1.01
	Third Party						                               5.02
	Warrants						                                 	3.03
	Welfare Plan					                              	3.11

                           AGREEMENT AND PLAN OF MERGER


	AGREEMENT AND PLAN OF MERGER, dated as of October 10, 1995 (the "Agreement"), by and among Champps Entertainment, Inc., a Minnesota corporation
(the "Company"), DAKA International, Inc., a Delaware corporation ("Parent"), and CEI Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of Parent ("Sub").

	WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Minnesota Business Corporation Act ("Minnesota Law"),
 Parent, Sub and the Company will enter into a business combination transaction pursuant to which Sub will merge with and into the Company (the "Merger") and in connection therewith each stockholder of the Company will be entitled to receive a share or shares of Common Stock, par value $.01 per share, of Parent
("Parent Common Stock") in exchange for each share of Common Stock, par value
 $.01 per share, of the Company ("Company Common Stock") that such stockholder owns (and cash in lieu of any fractional share of Parent Common
 Stock that such stockholder would otherwise be entitled to);

	WHEREAS, the Board of Directors of the Company has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and the holders of Company Common Stock and has approved and adopted this Agreement, has approved the Merger and the other transactions contemplated hereby and has recommended approval and adoption of this Agreement and of the Merger by the stockholders of the Company;

	WHEREAS, the Board of Directors of Parent has determined that the Merger is consistent with and in furtherance of the long-term business strategy of
 Parent and is fair to, and in the best interests of, Parent and its stockholders and has approved and adopted this Agreement, has approved the Merger and the other transactions contemplated hereby and recommended approval and adoption of the Parent Vote Matter (as defined in Section 4.04 of this Agreement) by holders of Parent Common Stock;

	WHEREAS, it is intended that the Merger qualify as (i) a "pooling of interests" under generally accepted accounting principles; and (ii) a tax-free reorganization under the provisions of Sections 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

	NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Sub hereby agree as follows.

                                  	ARTICLE I
	                                 THE MERGER

	Section 1.01	The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of
 Minnesota Law, at the Effective Time (as defined in Section 1.03), Sub shall be merged with and into the Company.  As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving
 Corporation").

	Section 1.02	Closing.  Unless this Agreement shall have been terminated
 and the transactions herein contemplated shall have been abandoned pursuant to
 Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI at the offices of Goodwin, Procter & Hoar, Exchange Place, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto. The date of such consummation is hereinafter referred to as the "Closing Date".

	Section 1.03	Effective Time.  As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Minnesota in such form as required by, and executed in accordance with the relevant provisions of, Minnesota Law (the date and time of such filing, or such later date or time as set forth therein, being the "Effective Time").

	Section 1.04	Effect of the Merger.  At the Effective Time, the effect of
 the Merger shall be as provided in the applicable provisions of Minnesota
 Law.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

	Section 1.05	Articles of Incorporation and By-Laws.  (a)  At the Effective
 Time, the Articles of Incorporation of Sub as in effect immediately prior to the Effective Time, shall become the Articles of Incorporation of the
 Surviving Corporation, except that the name of the Surviving Corporation shall be amended to be "Champps Entertainment, Inc."

		(b)	The By-Laws of Sub as in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation.

	Section 1.06	Directors.  The directors of Sub immediately after the Effective
 Time shall be William Baumhauer, Dean Vlahos and one other person to be mutually designated by Messrs. Baumhauer and Vlahos.  The directors of Parent immediately after the Effective Time shall include Mr. Vlahos.

	Section 1.07	Officers.  The officers of the Company immediately prior to
 the Effective Time shall be the officers of the Surviving Corporation subsequent to the Effective Time.

                                  	ARTICLE II
           	CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

	Section 2.01	Conversion of Securities.  At the Effective Time and without any action on the part of Parent, Sub, the Company or the holders of any of the securities of any of these corporations, each of the following shall occur:

		(a)	 Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled pursuant to Section 2.01(b) and shares, if any, held by persons who in accordance with Sections 302A.471 and 302A.473 of the Minnesota
 Business Corporation Act have taken all actions prior to the Effective Time to perfect or preserve their rights to demand an appraisal of their shares
 ("Dissenting Shares")) shall be converted, subject to the provision of
 Section 2.02(d), into the right to receive .40 of one share of Parent
 Common Stock; provided, however, that in the event that at the Effective
 Time the Closing Price (as such term is hereinafter defined) of a share of
 Parent Common Stock is less than $30.00 per share, then each share of
 Company Common Stock will be converted into the right to receive .43 of one share of Parent Common Stock; and provided, further, that in the event that at the Effective Time the Closing Price of a share of Parent Common Stock is more than $35.00 per share, then each share of Company Common Stock will be converted into the right to receive .37 of one share of Parent Common
 Stock (such fraction of a share of Parent Common Stock as each share of
 Company Common Stock shall convert into the right to receive pursuant hereto, the "Exchange Ratio").  For purposes of this Agreement, the term
 "Closing Price" shall mean the average per share closing price of Parent
 Common Stock as reported on the Nasdaq National Market System over the twenty (20) trading days immediately preceding the second trading day prior to the Closing Date.  Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent
 Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class or series, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio and the Closing
 Prices of Parent Common Stock that determine the Exchange Ratio shall be correspondingly adjusted to reflect such stockdividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.  All such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.02, certificates evidencing such number of whole shares of Parent Common Stock into which such Company Common Stock was converted in accordance with the Exchange
 Ratio.  The holders of such certificates previously evidencing such shares of
 Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common
 Stock except as otherwise provided herein or by law.  No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and in lieu thereof, a cash payment shall be made in accordance with the provisions of Section 2.02(d).

		(b)	Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

		(c)	Each share of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation and thereafter each stock certificate of
 Sub shall evidence ownership of shares of common stock of the Surviving
 Corporation.

	Section 2.02	Exchange of Certificates and Cash.  (a)  At or prior to the
 Effective Time, Parent shall deposit, or shall cause to be deposited, with or for the account of a bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, (i) certificates evidencing the shares of Parent
 Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock and (ii) upon the request of the Exchange
 Agent, cash in an amount sufficient to make any cash payment due under
 Section 2.02(d) hereof (such certificates for shares of Parent Common Stock and cash being hereafter collectively referred to as the "Exchange Fund").
 The Exchange Agent shall, pursuant to irrevocable instructions, deliver
 Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund to holders of shares of Company Common Stock.  Except as contemplated by Section 2.02(d) hereof, the Exchange Fund shall not be used for any other purpose.  Any interest, dividends or other income earned on the investment of cash or other property held in the Exchange Fund shall be for the account of Parent.

		(b)	As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding shares of Company Common Stock (the "Certificates")
 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Common Stock and cash, if applicable.  Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a stock certificate evidencing that number of whole shares of Parent Common Stock that such holder has the right to receive in accordance with the Exchange Ratio in respect of the shares of
 Company Common Stock formerly evidenced by such Certificate, and (B) cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(d) (the shares of Parent Common Stock and cash described in clauses (A) and (B) being, collectively, the "Merger
 Consideration"), and the Certificate so surrendered shall forthwith be canceled.  In the event of a transfer of ownership of shares of Company
 Common Stock that is not registered in the transfer records of Company, shares of Parent Common Stock may be issued and paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of
 Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.  Until surrendered as contemplated by this Section 2.02,each Certificate shall be deemed any time after the Effective Time to evidence only the right to receive the
 Merger Consideration upon such surrender.  On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration.

		(c)	No dividends or other distributions declared or made after the
 Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered
 Certificate with respect to the shares of Parent Common Stock they are entitled to receive until the holder of such Certificate shall surrender such Certificate.

		(d)	No fraction of a share of Parent Common Stock shall be issued in connection with the Merger.  In lieu of any such fractional shares, each holder of Company Common Stock upon surrender of a Certificate for exchange pursuant to this Section 2.02 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the
 Closing Price of a share of Parent Common Stock by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled to receive under Section 2.01 of this Agreement.

		(e)	Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock as of that date which is six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this
 Article II shall thereafter look only to Parent for the Merger Consideration to which they are entitled pursuant to this Article II.

		(f)	None of the Surviving Corporation, Parent or the Company shall be liable to any holder of, or person otherwise entitled to receive, shares of
 Parent Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

		(g)	Parent and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the
 Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law.  To the extent that amounts are so withheld by Parent or the
 Exchange Agent, (i) such withheld amounts shall be paid over to the proper authority or authorities in a reasonably commercial manner and time and
 (ii) such withheld amounts shall be treated for all purposes of this
 Agreement as having been paid to the holder of the shares of Company Common
 Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

	Section 2.03	Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.  On or after the Effective Time, any
 Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration.

	Section 2.04	Stock Options.  Prior to the Effective Time, the Company and
 Parent shall take such actions with respect to each stock option (each, an "Existing Company Options") set forth in Schedule 3.03 of the volume of disclosure schedules delivered by the Company to Parent on October 10, 1995
 (the "Company Disclosure Volume") as may be necessary to cause such Existing
 Company Option to be assumed by Parent (such options after such assumption, the "Assumed Options"), subject to the amendments described in this Section
 2.04.  Each Assumed Option shall continue to have, and be subject to, the same terms and conditions (including, without limitation, the applicable vesting schedule, as modified to reflect the change in the number of shares covered by such option as described herein) as set forth in the stock option plan and agreement (as in effect immediately prior to the Effective
 Time) pursuant to which such Existing Company Option was issued, except that
 (i) all references to the Company shall be deemed to be references to Parent
 (or, with respect to employment, Parent or its subsidiaries), (ii) each option shall be exercisable for that number of whole shares of Parent
 Common Stock equal to the product of the number of shares of Company Common
 Stock covered by such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock and (iii) the exercise price per share of Parent Common Stock under such option shall be equal to the exercise price per share of Company Common Stock under the Existing Company
 Option divided by the Exchange Ratio and rounded down to the nearest cent.
 The adjustment provided herein with respect to any Existing Company Options that are "incentive stock options" (as defined in Section 422 of the Code)
 shall be and is intended to be effected in a manner that is consistent with
 Section 424(a) of the Code.   Parent shall (i) reserve for issuance the
 number of shares of Parent Common Stock that will become issuable upon the exercise of such Assumed Options pursuant to this Section 2.04 and
 (ii) promptly after the Effective Time issue to each holder of an outstanding Existing Company Option a document evidencing the assumption by
 Parent of the Company's obligations with respect thereto under this
 Section 2.04.  Nothing in this Section 2.04 shall affect the schedule of vesting with respect to Company Stock Options to be assumed by Parent as provided in this Section 2.04.  Promptly after the Effective Time, Parent shall file a registration statement on Form S-8 with the Securities and
 Exchange Commission (the "SEC") covering the shares of Parent Common Stock to be issued upon exercise of the Assumed Options, shall use reasonable best efforts to cause such registration statement to become and remain effective so long as any Assumed Options are outstanding, and shall reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise thereof.

	Section 2.05	Warrants.  At the Effective Time, the Company's obligations
 with respect to each outstanding warrant to purchase shares of Company
 Common Stock set forth in Schedule 3.03 of the Company Disclosure Volume, that will not automatically terminate by its terms at the Effective Time, shall be assumed by Parent, subject to the amendments described in this
 Section 2.05.  The Company's warrants so assumed by Parent shall continue to have, and be subject to, the same terms and conditions as set forth in such warrants as in effect immediately prior to the Effective Time, except that
 (A) each such warrant shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of
 Company Common Stock into which such warrant was exercisable immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the nearest whole number of shares of Parent Common Stock and (B) the exercise price per share of Parent Common Stock under such warrant shall be equal to the exercise price per share of Company Common Stock under such warrant immediately prior to the Effective Time divided by the Exchange Ratio and rounded to the nearest cent.  The duration and other terms of the new warrant shall be the same as the original warrant, except that all references to the Company shall be deemed to be references to Parent.
 Parent shall (i) reserve for issuance the number of shares of Parent Common
 Stock that will become issuable upon the exercise of such warrant pursuant to this Section 2.05 and (ii) promptly after the Effective Time, issue to each holder of such an outstanding warrant a document evidencing the assumption by Parent of Company's obligations with respect thereto under this Section 2.05.

                                 	ARTICLE III
              	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

	The Company represents and warrants to Parent and Sub as follows:

	Section 3.01	Organization.  The Company is a corporation duly organized,
 validly existing and in good standing under the laws of the State of
 Minnesota.  Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.  The Company and each of its subsidiaries have the requisite power and authority and all necessary governmental approvals to own, lease and operate their properties and to conduct their businesses as currently conducted, except where the failure to have such power, authority or governmental approval would not, individually or in the aggregate, have a Company Material Adverse Effect
 (as defined below).  Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect.  The term
 "Company Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole.

	Section 3.02	Articles of Incorporation and By-Laws.  The Company has
 previously delivered to Parent a true, complete and correct copy of the Articles of Incorporation and the By-Laws or equivalent organizational documents, each as amended to date, of the Company and each of its subsidiaries. Such Articles of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any provision of its Articles of Incorporation, By-Laws or equivalent organizational documents.

	Section 3.03	Capitalization.  The authorized capital stock of the Company consists of (i) 15,000,000 shares of Company Common Stock and (ii) 1,000,000 shares of preferred stock, $.01 par value per share (the "Company Preferred
 Stock").  As of the date of this Agreement, (i) 4,953,774 shares of Company
 Common Stock are issued and outstanding, (ii) 263,000 shares of Company
 Common Stock are issuable upon the exercise of outstanding stock options granted pursuant to the Company's employee stock option plans, ("Company
 Stock Options"), (iii) 120,000 shares of Company Common Stock are issuable upon exercise of the Company's outstanding warrants, (iv) no shares of
 Company Common Stock are held in the treasury of the Company and (v) no shares of Company Preferred Stock are issued or outstanding.  The actions necessary under Section 2.04 to cause such options to become Assumed Options are permitted under the terms of the agreements and plans under which such optionswere issued.  Schedule 3.03 of the Company Disclosure Volume sets forth a complete and accurate list of all outstanding Company Stock Options or any other options to purchase shares of Company Common Stock, including with respect to each such option:  (i) its grant date, (ii) the per share exercise price, (iii) the termination date, and (iv) the vesting schedule for such option, including whether or not the vesting of such option will be accelerated as a result of the transactions contemplated by this Agreement.
 Schedule 3.03 of the Company Disclosure Volume sets forth a complete and accurate list of all outstanding warrants (the "Warrants") to purchase shares of Company Common Stock, including with respect to each such Warrant:
 (i) its grant date, (ii) the per share exercise price, (iii) the termination date, and (iv) a summary of any rights of the holder of such Warrant to have the Company register the shares issuable upon exercise of the Warrant under the Securities Act of 1933, as amended (the "Securities Act").  Except as set forth in Schedule 3.03 of the Company Disclosure Volume, at the Effective
 Time, all of the Warrants will automatically terminate by their terms, the holders thereof will have no further rights thereunder, including no right to receive the Merger Consideration, and no person will have any right from and after the Effective Time to obligate the Company, the Surviving
 Corporation, the Parent or any other person to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company, the Surviving Corporation or any other person pursuant to the
 Warrants.  The Company has no restricted Company Common Stock that is subject to vesting or a restricted stock grant.  All of the outstanding shares of Company Common Stock has been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights.
 Except as set forth in this Section 3.03 or Schedule 3.03 of the Company
 Disclosure Volume, the Company does not have any outstanding options, warrants, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries.  The
 Company owns all of the outstanding shares of capital stock of each of its subsidiaries, and such shares are duly authorized, validly issued, fully paid and non-assessable, and free and clear of all preemptive rights and all liens, charges, encumbrances, equities, claims and options of any kind whatsoever.  There are no agreements or understandings to which the Company is a party with respect to the voting of any shares of Company Common Stock or which restrict the transfer of any such shares, nor does the Company have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of such shares.
 There are no outstanding contractual obligations of the Company or any subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any subsidiary of the Company.
 Except as set forth in Schedule 3.03 of the Company Disclosure Volume, neither the Company nor any subsidiary of the Company is under any obligation, contingent or otherwise, by reason of any agreement to register any of its securities under the Securities Act.

	Section 3.04	Authority Relative to this Agreement.  The Company has all
 necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings or action on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement (other than the approval and adoption of the Merger and this Agreement by the holders of a majority of the outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by Minnesota
 Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

	Section 3.05	Consents and Approvals; No Violations.  (a) The Board of
 Directors of the Company has approved the Merger and this Agreement, and the execution and enforceability of this Agreement and the acquisition of shares of Company Common Stock pursuant hereto are not affected by or prohibited under any antitakeover or business combination statute under Minnesota law (provided that no representation is made with respect to Section 302A.071 of the Minnesota Business Corporation Act.)

		(b)	Except as set forth on Schedule 3.05 of the Company Disclosure Volume, the execution and delivery of this Agreement by the Company do not, and the performance of the transactions contemplated by this Agreement by the
 Company will not, require any filing with or notification to, or any consent, approval, authorization or permit from, any governmental or regulatory authority, domestic or foreign (a "Governmental Entity")
 or any other person except (i) for (A) applicable requirements of the
 Securities Act, the Securities Exchange Act of 1934, as amended (the
 "Exchange Act"), and state securities or "blue sky" laws, (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust
 Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and (C) the filing and recordation of Articles of Merger as required by Minnesota Law, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (X) would not prevent or delay consummation of the Merger in any material respect, (Y) would not otherwise prevent or delay the Company from performing its obligations under this Agreement in any material respect or (Z) would not, individually or in the aggregate, have a Company Material
 Adverse Effect.

		(c)	Except as set forth on Schedule 3.05 of the Company Disclosure Volume, the execution and delivery of this Agreement by the Company do not, and the performance of the transactions contemplated by this Agreement by the
 Company will not, (i) conflict with or violate the Articles of
 Incorporation, By-Laws or equivalent documents of the Company or any of its subsidiaries, (ii) conflict with or violate any order, writ, injunction, decree, statute, treaty, law, rule or regulation applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, or (iii) result in a violation or a breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the loss of a benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease,license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the
 Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent or delay the Company from performing its obligations under this Agreement in any material respect or (B) would not, individually or in the aggregate, have a Company Material Adverse Effect.

	Section 3.06	Compliance.  (a)  The Company and its subsidiaries have all
 licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body or other Governmental
 Entity material to the conduct of the business of the Company (collectively,
 "Company Permits"), and such Company Permits are in full force and effect and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any Company Permit.  Except as set forth on
 Schedule 3.06 of the Company Disclosure Volume, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not adversely affect any Company Permit or result in any
 Company Permit being either revoked or limited in any material respect.  The
 Company has made available for review by Parent all material Company Permits.

		(b)	Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, ordinance, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (including, without limitation, any of the same that apply to franchisors and the offering and sale of franchises) or
 (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a
 Company Material Adverse Effect.  No investigation or review by any
 Governmental Entity or any other person concerning any such possible violations by the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity or any other person indicated an intention to conduct the same in each case other than those the outcome of which would not have, or that, insofar as reasonably can be foreseen, in the future are not reasonably likely to have, a Company Material Adverse Effect.

	Section 3.07	SEC Reports.  (a)  The Company has filed all forms, reports and documents required to be filed by it with the SEC since April 6, 1994, and has heretofore provided to Parent, in the form filed with the SEC (including any exhibits thereto), (i) its Annual Reports on Form 10-KSB for the fiscal year ended December 31, 1994, (ii) its Quarterly Reports on Form 10-QSB
 filed with the SEC since April 6, 1994, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since April 6, 1994 and (iv) all other forms, reports, registration statements and other documents filed by the Company with the SEC since
 April 6, 1994 (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii) and (iv) above being referred to herein, collectively, as the "Company SEC Reports").  The
 Company SEC Reports and any other forms, reports and other documents filed by the Company with the SEC after the date of this Agreement (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading.

		(b)	Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries, as the case may be, as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not expected, individually or in the aggregate, to be material in amount).

		(c)	Except as set forth in the Company SEC Reports filed with the SEC prior to the date of this Agreement, the Company and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

	Section 3.08	Absence of Certain Changes.  Since December 31, 1994, except as disclosed in any Company SEC Report, there has not been (i) a Company
 Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of any capital stock of the Company or any of its subsidiaries, or any redemption, purchase or other acquisition of any of their respective securities other than dividends by a subsidiary to the Company, (iii) any entry into any agreement, commitment or transaction by the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, except agreements, commitments or transactions in the ordinary course of business and lease and other agreements relating to the opening of new Company-owned restaurants, (iv) any change by the Company in accounting methods, principles or practices, or (v) any damage, destruction or loss
 (whether or not covered by insurance) with respect to any property or asset of the Company or any of its subsidiaries and having, individually or in the aggregate, a Company Material Adverse Effect.  To the best knowledge of the Company, the Company has disclosed to Parent all facts and circumstances regarding the Company and the transactions it has engaged in which could reasonably be expected to adversely affect or preclude accounting for the
 Merger (as structured by this Agreement, the Stockholders Agreement and the
 Employment Agreement of even date herewith with Mr. Vlahos (the "Employment
 Agreement")) as a pooling of interest if consummated at any time from the date hereof through June 30, 1996.  As of the date hereof, to the best knowledge of the Company based on the facts and circumstances known to it, the Company has no reason to believe that accounting for the Merger as a pooling of interests if consummated at any time from the date hereof through
 June 30, 1996 would not be available.

	Section 3.09	Environmental Matters.  The Company and its subsidiaries are in compliance with all Environmental Laws, except for any noncompliance that, either singly or in the aggregate, could not have a Company Material
 Adverse Effect.  "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances and orders that purport to regulate the release of hazardous substances or other materials into the environment, or impose requirements relating to environmental protection.
 The Company has previously furnished to Parent a true and correct list of all Hazardous Materials (as hereinafter defined) generated, used, handled or stored by the Company or any of its subsidiaries, the proper disposal of which will require any material expenditure by the Company or any of its subsidiaries.  "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or
 regulations adopted pursuant to said act, any "hazardous substances" or
 "hazardous materials" as defined in the United States Comprehensive
 Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any medical waste.  The Company has previously made available to Parent copies of all documents concerning any environmental or health and safety matter adversely affecting the
 Company and copies of any environmental audits or risk assessments, site assessments, documentation regarding off-site disposal of Hazardous
 Materials, spill control plans and material correspondence with any
 Governmental Entity regarding the foregoing.

	Section 3.10	Litigation.  Except as set forth in Schedule 3.10 of the
 Company Disclosure Volume, there is no litigation, claim, suit, action, proceeding, investigation or complaint pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign (including, without limitation, any litigation, claim, suit, action, proceeding, investigation, or complaint in which any person alleges (i) the release, threat of release or placement of any hazardous substance in connection with the business of the Company or any subsidiary of the Company, (ii) the generation, transportation, storage, treatment or disposal of any hazardous substance, hazardous waste, pollutant, contaminant or other substance listed or regulated under the Environmental Laws in connection with the business of the Company or any subsidiary of the Company or (iii) any failure of the Company or a subsidiary of the Company to comply with any of the Environmental Laws).

	Section 3.11	ERISA Compliance, etc.  (a)  The Company has delivered to Parent true and complete copies of all "employee welfare benefit plans" ("Welfare
 Plans") (as defined in Section 3(1) of the Employee Retirement Income
 Security Act of 1974, as amended ("ERISA")), and all other bonus, deferred compensation, pension, profit-sharing, retirement, medical, group life, disability income, stock purchase, stock option or other "employee pension benefits plans" (as defined in Section 3(2) of ERISA), or any bonus or incentive plan, stock option plan, restricted stock plan, stock bonus plan, deferred bonus plan, salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, severance agreement or plan, material fringe benefit plan or payroll practice, whether or not written or terminated (sometimes referred to herein collectively as
 "Benefit Plans") currently maintained or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under
 Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled
 Entity") or for which the Company could have any material liability of any nature and which is for the benefit of any current or former employees, officers or directors or independent contractors (or the dependents or beneficiaries thereof) of the Company or any of its Commonly Controlled
 Entities.  The Company has delivered to Parent true, complete and correct copies of (x) the three (3) most recent annual reports on Form 5500 filed with the Internal Revenue Service (the "IRS") with respect to each Benefit
 Plan (if any such report was required), (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required or if no such summary plan description is required, a written summary of the material terms of each such Benefit Plan and (z) each funding vehicle or arrangement relating to any Benefit Plan.

		(b)	Except as would not give rise either singly or in the aggregate to a
 Company Material Adverse Effect:

			(i)	Each Benefit Plan has been administered in accordance with its terms.
 The Company, any Commonly Controlled Entity and each Benefit Plan are in compliance with all applicable provisions of ERISA and the Code.

			(ii)	All Benefit Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the Internal
 Revenue Service to the effect that such Benefit Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of the Company or any Commonly Controlled Entity, has
 revocation been threatened, nor has any such Benefit Plan been amended (or failed to be amended) since the date of its most recent determination letter or application therefor in any respect that would result in a loss of qualification or exempt status of any such Benefit Plan.

			(iii)	No person has engaged in a non-exempt "prohibited transaction"
 (as such term is defined in Section 406 of ERISA or Section 4975 of the
 Code) or any other breach of fiduciary responsibility that could subject the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any Benefit Plan service provider to tax or penalty under ERISA, the Code or other applicable law.  There has been no
 "reportable event" (as that term is defined in Section 4043 of ERISA)
 with respect to any Benefit Plan during the last five years.

			(iv)	With respect to any Benefit Plan that is a Welfare Plan, (Y) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(a) of the Code, and (Z) each such Benefit
 Plan complies in all material respects with the applicable requirements of
 Section 4980B(f) of the Code, Part 6 of Subtitle B of Title I of ERISA
 and any applicable state continuation coverage requirements ("COBRA").

			(v)	With respect to each Benefit Plan, there are no actions, suits or investigations or claims pending or, to the knowledge of the Company or any of its Commonly Controlled Entities, threatened with respect to the assets thereof (other than routine claims for benefits), and there are no facts that could give rise to any liability, action, suit, investigation, or claim against any Benefit Plan, any fiduciary or plan administrator or other person dealing with any Benefit Plan or the assets of any such Benefit
 Plan.

			(vi)	Each Benefit Plan may be amended, terminated, modified or otherwise revised by the Company or any of its Commonly Controlled Entities as of the
 Effective Time, including the elimination of any and all benefits under any
 Benefit Plan (except claims incurred but not reported under any Welfare
 Plan or any benefit described in Section 411(d)(6) of the Code or benefits under cash bonus plans, stock option and stock incentive plans, employment agreements, consulting agreements and change-of-control agreements;
 provided that copies of such plans and agreements have been provided to
 Parent's counsel).

			(vii)	There is no accrued liability with respect to a Benefit Plan except for which there exists a separate funding vehicle, with assets equal to such liability, or an equal accrual on the balance sheets (except for liabilities under cash bonus plans, stock option and stock incentive plans, employment agreements, consulting agreements and change-of-control agreements (provided that copies of such plans and agreements have been provided to Parent's counsel), and, except as set forth on Schedule
 3.11 of the Company Disclosure Volume, for accruals in respect of earned vacation pay).

		(c)	The Company and any Commonly Controlled Entity do not maintain or contribute to or have any other liability of any nature with respect to any Benefit Plan that is subject to Title IV of ERISA, subject to Code
 Section 412, a "multiemployer plan" as defined in Section 4001 of ERISA, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, a
 "multiple employer plan" within the meaning of Code Section 413(c) or a "multiple employer welfare arrangement" within the meaning of Section
 3(40) of ERISA.  No Benefit Plan provides post-retirement medical or life insurance benefits, except as may be required by COBRA.

		(d)	No payment will be made to any "disqualified individual" as defined in Section 280G(c) of the Code as a result of the Merger that will result in a loss of deduction by Parent or the Surviving Corporation as a result of the provisions of Section 280G of the Code.

		(e)	For purposes of this Section 3.11, "Company Material Adverse Effect"
 shall mean a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, after taking into account the liabilities of the Company and its subsidiaries and any other liabilities arising with respect to any
 Benefit Plan, either to such Benefit Plan or any fiduciary, participant, beneficiary or agent thereof (whether or not the Company and its subsidiaries are obligated directly or indirectly for such liabilities).

	Section 3.12	Trademarks, Patents and Copyrights.  The Company and its
 subsidiaries own, or possess adequate licenses or other valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register and registrations for, the foregoing patents, trademarks, service marks, know-how and other proprietary rights and information used in connection with the business of the Company and its subsidiaries as currently conducted (the "Company Proprietary
 Rights"), and no assertion or claim has been made in writing challenging the validity of any of the Company Proprietary Rights. To the best knowledge of the Company, the conduct of the business of the Company and its subsidiaries as currently conducted does not conflict in any way with any patent, patent rights, license, trademark, trademark right, trade name, trade name right, service mark, copyright or other proprietary right of any other person, the Company has received no claim or threat that any such conflict exists, and no litigation, claim, suit, action, proceeding, or complaint concerning the foregoing has been filed or is ongoing. Except as set forth in Schedule 3.12 of the Company Disclosure Volume, the Company and its subsidiaries have the unencumbered right to sell their products and services (whether now offered for sale or under development) free from any royalty or other obligations to any third parties.

	Section 3.13	Taxes.  The Company and its subsidiaries have timely filed
 all material federal, state, local and foreign tax returns and reports required to be filed by them through the date hereof and shall timely file all returns and reports required on or before the Effective Time.
 Such reports and returns are and will be true, correct and complete in all material respects. The Company and its subsidiaries have paid and discharged all federal, state, local and foreign taxes due from them, other than such taxes that are being contested in good faith by appropriate proceedings and are adequately reserved for as shown in the audited consolidated balance sheet of the Company dated December 31, 1994
 (the "Company 1994 Balance Sheet") and its most recent quarterly financial statements, except for such failures to so pay and discharge that would not, individually or in the aggregate, have a Company Material
 Adverse Effect. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of the Company, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith that, if such deficiencies or claims were finally resolved against the Company and its subsidiaries, would, individually or in the aggregate, have a Company Material Adverse
 Effect. The accruals and reserves for taxes (including interest and penalties, if any, thereon) reflected in the Company 1994 Balance Sheet and the most recent quarterly financial statements are adequate in accordance with generally accepted accounting principles. The Company and its subsidiaries have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over to be so holding for payment that would not, individually or in the aggregate, have a Company Material Adverse Effect. There are no material liens for taxes upon the assets of the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code. Neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code. For purposes of this Section 3.13, where a determination of whether a failure by the Company or any of its subsidiaries to comply with the representations herein has a Company Material Adverse Effect is necessary, such determination shall be made on an aggregate basis with all other failures within this
 Section 3.13. As of today no payments are due under, and the Company knows of no facts or circumstances that exist and which could give rise to the obligation of the Company to make payments under, any agreement to which the Company is subject and under which the Company has agreed to indemnify persons for tax liabilities.

	Section 3.14	Labor Matters.  There is not currently, and within the last
 three years neither the Company nor any subsidiary of the Company has experienced, any strike, picketing, boycott, work stoppage or slow down or union organization activity.  No employee of the Company or any subsidiary of the Company is represented by a union or any similar entity and there is no request for representation pending.  The Company has no knowledge
 (i) of any allegation, charge or complaint of unfair labor practice, employment discrimination or other matter relating to the employment of labor pending or threatened against the Company or any subsidiary of the Company,
 (ii) of any basis for any such allegation, charge or complaint or
 (iii) that it, or any subsidiary of the Company, has not complied with all applicable laws relating to the employment of labor that could reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

	Section 3.15	Affiliate Transactions.  The Company has set forth in
 Schedule 3.15 of the Company Disclosure Volume each material transaction involving the transfer of any cash, property or rights to or from the Company or any subsidiary of the Company from, to or for the benefit of any affiliate or former affiliate of the Company or any subsidiary of the Company or any officer, director, employee or greater than five percent shareholder of the Company ("Company Affiliate Transactions") during the period commencing March 29, 1994 through the date hereof and any existing commitments of the Company or any subsidiary of the Company to engage in the future in any material Company Affiliate Transactions.

	Section 3.16	Opinion of Financial Advisor.  The Company has received the
 opinion of Montgomery Securities, Inc. ("Montgomery"), dated as of the date hereof, to the effect that, as of such date, the Merger Consideration is fair to the stockholders of the Company from a financial point of view, a copy of which opinion has been delivered to Parent.

	Section 3.17	Vote Required.  The affirmative vote of the holders of a
 majority of the outstanding shares of Company Common Stock entitled to vote is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

	Section 3.18	Brokers.  No broker, finder or investment banker (other than
 Montgomery) is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated by this Agreement.  The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the
 Company and Montgomery pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

	Section 3.19	Contracts and Other Agreements. Neither the Company nor any of
 its subsidiaries is a party to or bound by, and neither they nor any of their properties or assets are bound or subject to, any contract or other agreement required to be disclosed in, or filed as exhibit to, the Company
 SEC Reports which is not filed in the Company SEC Reports.  All such contracts and other agreements and each of the contracts set forth in Schedule 3.19 of the Company Disclosure Volume are valid, existing, in full force and effect, binding upon the Company or its subsidiaries, as the case may be, and to the best knowledge of the Company, binding upon the other parties thereto in accordance with their terms, and the Company and its subsidiaries have paid in full or accrued all amounts now due from them thereunder and have satisfied in full or provided for all of their liabilities and obligations thereunder which are presently required to be satisfied or provided for, and are not in default under any of them, nor, to the best knowledge of the Company, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

	Schedule 3.19 of the Company Disclosure Volume sets forth a list of the following contracts and other agreements to which the Company or any of its subsidiaries is a party or by or to which they or their assets or properties are bound or subject:

		(a)	any agreement that individually requires aggregate expenditures by the Company or any of its subsidiaries in any one year of more than $10,000;

		(b)	any indenture, trust agreement, loan agreement or note that involves or evidences outstanding indebtedness, obligations or liabilities for borrowed money in excess of $10,000;

		(c)	any lease, sublease, installment purchase or similar arrangement for the purchase, use or occupancy of real or personal property (i) that individually requires aggregate expenditures by the Company or any of its subsidiaries in any one year of more than $10,000, or (ii) pursuant to which the Company or any of its subsidiaries is the lessor of any real property which has rentals over $5,000 per year, together with the date of termination of such leases, the name of the other party and the annual rental payments required to be made under such leases;

		(d)	any agreement of surety, guarantee or indemnification, other than (i) an agreement in the ordinary course of business with respect to obligations in an amount not in excess of $10,000, or
 (ii) indemnification provisions contained in leases not otherwise required to be disclosed;

		(e)	any agreement, including without limitation employment agreements and bonus plans, relating to the compensation of, or obligating the Company to make payments (whether such payments are fixed in amount or contingent upon revenues of, or opening of, a restaurant or other factors) to,
 (i) officers, (ii) employees, (iii) former employees, (iv) consultants,
 (v) advisors or (vi) any person who was promised such payments in consideration of helping the Company establish or promote restaurants;

		(f)	any agreement containing covenants of the Company not to compete in any line of business, in any geographic area or with any person or covenants of any other person not to compete with the Company or in any line of business of the Company;

		(g)	any agreement granting or restricting the right of the Company or any of its subsidiaries to use a trade name, trade mark, logo or the
 Company Proprietary Rights;

		(h)	any agreement with any customer or supplier that cannot be
 terminated without penalty in excess of $10,000 by the Company or any of its subsidiaries within one year; and

		(i)	any franchise, licensing or development agreement.

	True and complete copies of all of the contracts and other agreements set forth in Schedule 3.19 of the Company Disclosure Volume (or required to be set forth therein) have been previously provided to Parent.

	Section 3.20	Subsidiaries.  Set forth on Schedule 3.20 to the Company
 Disclosure Volume is a list of all subsidiaries of the Company, their jurisdiction of incorporation or organization, and the location of their principal offices. Such subsidiaries are wholly owned by the Company and no person has a right to acquire an interest therein. Other than such subsidiaries, the Company does not have any interest, direct or indirect, in any partnership, joint venture or other business entity.

	Section 3.21	Insurance.  During the last five years (or, with respect to
 any particular type of claim, the applicable statute of limitations with respect to such claim) the Company has maintained liability insurance policies of a commercially reasonable amount and nature consistent for a company of its size and with its operations at such time.

	Section 3.22	Disclosure.  To the best knowledge of the Company, all material facts relating to the business, operations, properties, assets, liabilities
 (contingent or otherwise), and financial condition of the Company and its subsidiaries have been disclosed to Parent in or in connection with this
 Agreement.  The representations, warranties and statements made by the
 Company in this Agreement and in the certificates delivered pursuant hereto do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

	Section 3.23	Definition of Company's Knowledge.  As used in this Agreement, the phrase "to the knowledge of the Company" or "to the best knowledge of the Company" (or words of similar import) means the knowledge or the best knowledge of those individuals identified in Schedule 3.23 of the Company
 Disclosure Volume, and includes any fact, matter or circumstance which any of such individuals, as an ordinary and prudent business person employed in the same capacity in the same type and size of business as the Company, should have known.


                                	ARTICLE IV
             	REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

	Parent and Sub jointly and severally represent and warrant to the Company as follows:

	Section 4.01	Organization.  Parent is a corporation duly organized,
 validly existing and in good standing under the laws of the State of Delaware. Each of Parent's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Parent and its subsidiaries has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to conduct its business as it is currently conducted, except where the failure to have such power, authority or governmental approval would not, individually or in the aggregate, have a Parent Material Adverse Effect (as defined below). Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Parent Material Adverse Effect.
 The term "Parent Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of operations or financial condition of the Parent and its subsidiaries taken as a whole.
 Sub is a newly-formed, wholly-owned subsidiary of Parent, formed solely for the purpose of consummating the transactions described herein, and has no assets (other than those received in connection with its initial capitalization) or liabilities.

	Section 4.02	Certificate of Incorporation and By-Laws.  Parent has made
 available to the Company a true, complete and correct copy of the Certificate of Incorporation, the By-Laws or equivalent organizational documents, each as amended to date, of Parent and each of its subsidiaries.
 Such Certificate of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents.

	Section 4.03	Capitalization.  The authorized capital stock of Parent
 consists of 20,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, $.01 par value per share ("Parent Preferred Stock").
 As of the date of this Agreement, (i) 6,924,419 shares of Parent Common
 Stock are issued and outstanding, (ii) 755,883 shares of Parent Common
 Stock are issuable upon the exercise of outstanding stock options granted pursuant to Parent's employee stock option plans, (iii) no shares of Parent Common Stock are held in the treasury of Parent, and (iv) 11,911.545 shares of Parent Preferred Stock are issued and outstanding and 264,701 shares of Parent Common Stock are issuable upon conversion of such shares, and
 (v) 1,291,667 shares of Parent Common Stock are issuable upon conversion of outstanding convertible subordinated notes. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. Except as set forth in Schedule 4.03 of the volume of disclosure schedules delivered by the Parent to the Company on October 10, 1995 (the "Parent Disclosure Volume"), Parent does not have any outstanding options, warrants, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. Parent owns all of the outstanding shares of capital stock of each of its subsidiaries, and such shares are duly authorized, validly issued, fully paid and non-assessable, and free and clear of all preemptive rights and all liens, charges, encumbrances, equities, claims and options of any kind whatsoever.

	Section 4.04	Authority Relative to this Agreement.  Except as set forth on
 Schedule 4.05, each of Parent and Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and Sub and the sole stockholder of Sub, and no other corporate proceedings or action on the part of Parent and Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement (other than, with respect to consummation of the Merger, (i) the approval by Parent's stockholders, in accordance with applicable rules of the Nasdaq National
 Market System, of the issuance of shares of Parent Common Stock (the
 "Parent Vote Matter") and (ii) filing and recordation of the appropriate merger documents by Sub as required by Minnesota Law).  This Agreement has been duly and validly executed and delivered by parent and Sub, as the case may be, and, assuming the due authorization, execution and delivery by the
 Company, constitute the valid and binding agreements of parent and Sub, as the case may be, enforceable against parent and Sub in accordance with their terms.

	Section 4.05	Consents and Approvals; No Violations.  (a) The Board of
 Directors of each of Parent and Sub and the sole stockholder of Sub have approved the Merger and this Agreement.

		(b)	Except as set forth in Schedule 4.05 of the Parent Disclosure Volume, the execution and delivery of this Agreement by Parent and Sub do not, and the performance of the transactions contemplated by this Agreement by
 Parent and Sub will not, require any filing with or notification to, or any consent, approval, authorization or permit from, any Governmental
 Entity or any other person except (i) for (A) applicable requirements of the Securities Act, the Exchange Act and state securities or "blue sky"
 laws, (B) the pre-merger notification requirements of the HSR Act, and
 (C) the filing and recordation of the Articles of Merger, as required by
 Minnesota Law, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications,
 (X) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent or delay either Parent or Sub from performing its obligations under this Agreement in any material respect, (Y) would not otherwise prevent or delay Parent from performing its obligations under this
 Agreement in any material respect or (Z) would not, individually or in the aggregate, have a Parent Material Adverse Effect.

		(c)	Except as set forth in Schedule 4.05 of the Parent Disclosure Volume, the execution and delivery of this Agreement by Parent and Sub do not, and the performance of the transactions contemplated by this Agreement by
 Parent and Sub will not, (i) conflict with or violate the Certificate of
 Incorporation, By-Laws or equivalent documents of Parent or of any of its subsidiaries, (ii) conflict with or violate any order, writ, injunction, decree, statute, treaty, law, rule or regulation applicable to Parent or any of its subsidiaries or by which any property or asset of Parent or any of its subsidiaries is bound or affected or (iii) result in a violation or a breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the loss of a benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any of any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which or any of its subsidiaries or any property or asset of Parent or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and
 (iii), for any such conflicts, violations, breaches, defaults or other occurrences that (A) would not prevent or delay consummation of the Merger in any material respect or otherwise prevent or delay either Parent or Sub from performing its obligations under this Agreement in any material respect or (B) would not, individually or in the aggregate, have a Parent
 Material Adverse Effect.

	Section 4.06	Compliance.  (a)  Parent and its subsidiaries have all
 licenses, permits, franchises, orders or approvals of any federal, state, local or foreign governmental or regulatory body or other
 Governmental Entity material to the conduct of the business of Parent (collectively, "Parent Permits"), and such Parent Permits are in full force and effect and no proceeding is pending or, to the best knowledge of Parent, threatened to revoke or limit any Parent Permit. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not adversely affect any Parent Permit or result in any Parent Permit being either revoked or limited in any material respect.

		(b)	Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which any property or asset of Parent or any of its subsidiaries is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any its subsidiaries or any property or asset of Parent or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a
 Parent Material Adverse Effect.  No investigation or review by any
 Governmental Entity or any other person concerning any such possible violations by Parent or any of its subsidiaries is pending or, to the knowledge of Parent, threatened, nor has any Governmental Entity or any other person indicated an intention to conduct the same in each case other than those the outcome of which would not have, or that insofar as reasonably can be foreseen, in the future are not reasonably likely to have, a Parent Material Adverse Effect.

	Section 4.07	SEC Reports.  (a) Parent has filed all forms, reports and
 documents required to be filed by it with the SEC since June 30, 1994 and has heretofore made available to the Company, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual Report on Form 10-K for the fiscal year ended July 1, 1995, and (ii) all other forms, reports, registration statements and other documents filed by Parent with the SEC since July 1, 1995 (the forms, reports, registration statements and other documents referred to in clauses (i) and (ii) above being referred to herein, collectively, as the "Parent SEC Reports"). The Parent SEC
 Reports and any other forms, reports and other documents filed by Parent with the SEC after the date of this Agreement (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange
 Act, as the case may be, and the rules and regulations thereunder and
 (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading.

		(b)	Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as the case may be, as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not expected, individually or in the aggregate, to be material in amount).

		(c)	Except as set forth in the Parent SEC Reports filed with the SEC prior to the date of this Agreement, Parent and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

	Section 4.08	Absence of Certain Changes.  Since July 1, 1995, except as
 disclosed in any Parent SEC Report, there has not been (i) a Parent
 Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of any capital stock of Parent or any of its subsidiaries, or any redemption, purchase or other acquisition of any of their respective securities other than dividends by a subsidiary to Parent, (iii) any entry into any agreement, commitment or transaction by Parent or any of its subsidiaries that is material to Parent and its subsidiaries taken as a whole, except agreements, commitments or transactions in the ordinary course of business,
 (iv) any change by Parent in accounting methods, principles or practices, or (v) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of Parent or any of its subsidiaries and having, individually or in the aggregate, a Parent Material Adverse
 Effect. To the best knowledge of Parent, Parent has disclosed to the Company all facts and circumstances regarding Parent and the transactions it has engaged in which could reasonably be expected to adversely affect or preclude accounting for the Merger (as structured by this Agreement, the Stockholders Agreement and the Employment Agreement) as a pooling of interests if consummated at any time from the date hereof through June 30, 1996. As of the date hereof, to the best knowledge of Parent based on the facts and circumstances known to it, Parent has no reason to believe that accounting for the Merger as a pooling of interests if consummated at any time from the date hereof through June 30, 1996 would not be available.

	Section 4.09	Environmental Matters.  Parent and its subsidiaries are in
 compliance with all Environmental Laws, except for any noncompliance that, either singly or in the aggregate, would not have a Parent Material Adverse Effect. "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances and orders that purport to regulate the release of hazardous substances or other materials into the environment, or impose requirements relating to environmental protection.

	Section 4.10	Litigation.  There is no litigation, claim, suit, action,
 proceeding, investigation or complaint pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign (including, without limitation, any litigation, claim, suit, action, proceeding, investigation, or complaint in which any person alleges (i) the release, threat of release or placement of any hazardous substance in connection with the business of Parent or any subsidiary of Parent, (ii) the generation, transportation, storage, treatment or disposal of any hazardous substance, hazardous waste, pollutant, contaminant or other substance listed or regulated under the Environmental
 Laws in connection with the business of Parent or any subsidiary of Parent or (iii) any failure of Parent or a subsidiary of Parent to comply with any of the Environmental Laws) which are expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

	Section 4.11	ERISA Compliance.  (a)  Parent has made available to the Company true and complete copies of all Welfare Plans and all other bonus, deferred compensation, pension, profit-sharing, retirement, medical, group life, disability income, stock purchase, stock option or other "employee pension benefits plans" (as defined in Section 3(2) of ERISA), or any bonus or incentive plan, stock option plan, restricted stock plan, stock bonus plan, deferred bonus plan, salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, severance agreement or plan, material fringe benefit plan or payroll practice, whether or not written or terminated (sometimes referred to herein collectively as
 "Parent Benefit Plans") currently maintained or contributed to, or required to be maintained or contributed to, by Parent or any other person or entity that, together with Parent, is treated as a single employer under
 Section 414(b), (c), (m) or (o) of the Code (each a "Parent Commonly
 Controlled Entity") or for which Parent could have any material liability of any nature and that is for the benefit of any current or former employees, officers or directors or independent contractors (or the dependents or beneficiaries thereof) of Parent or any of the Parent Commonly
 Controlled Entities.  Parent has made available to the Company true, complete and correct copies of (x) the most recent annual report on Form 5500 filed with the IRS with respect to each Parent Benefit Plan (if any such report was required), (y) the most recent summary plan description for each
 Parent Benefit Plan for which such summary plan description is required or if no such summary plan description is required, a written summary of the material terms of each such Parent Benefit Plan and (z) each funding vehicle or arrangement relating to any Parent Benefit Plan.

		(b)	Except as would not give rise either singly or in the aggregate to a
 Parent Material Adverse Effect:

			(i)	Each Parent Benefit Plan has been administered in accordance with its terms.  Parent, any Parent Commonly Controlled Entity and each Parent
 Benefit Plan are in compliance with all applicable provisions of ERISA and the Code.

			(ii)	All Parent Benefit Plans intended to be qualified under Section
 401(a) of the Code have been the subject of determination letters from the
 Internal Revenue Service to the effect that such Parent Benefit Plans are qualified and exempt from federal income taxes under Section 401(a) and
 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of Parent any Parent Commonly Controlled
 Entity, has revocation been threatened, nor has any such Parent Benefit
 Plan been amended (or failed to be amended) since the date of its most recent determination letter or application therefor in any respect that would result in a loss of qualification or exempt status of any such Parent Benefit
 Plan.

			(iii)	No person has engaged in a non-exempt "prohibited transaction"
 (as such term is defined in Section 406 of ERISA or Section 4975 of the
 Code) or any other breach of fiduciary responsibility that could subject
 Parent, any of its subsidiaries, any officer of Parent or any of its subsidiaries or any Parent Benefit Plan service provider to tax or penalty under ERISA, the Code or other applicable law.  There has been no "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any
 Parent Benefit Plan during the last five years.

			(iv)	With respect to any Parent Benefit Plan that is a Welfare Plan,
 (Y) no such Parent Benefit Plan is funded through a "welfare benefit fund,"
 as such term is defined in Section 419(a) of the Code, and (Z) each such
 Parent Benefit Plan complies in all material respects with the applicable requirements of COBRA.

			(v)	With respect to each Parent Benefit Plan, there are no actions, suits or investigations or claims pending or, to the knowledge of Parent or any of its Parent Commonly Controlled Entities, threatened with respect to the assets thereof (other than routine claims for benefits), and there are no facts that would give rise to any liability, action, suit, investigation, or claim against any Parent Benefit Plan, any fiduciary or plan administrator or other person dealing with any Parent Benefit Plan or the assets of any such Parent Benefit Plan.

			(vi)	Each Parent Benefit Plan may be amended, terminated, modified or otherwise revised by Parent or any Parent Commonly Controlled Entities as of
 the Effective Time, including the elimination of any and all benefits under any Parent Benefit Plan (except claims incurred but not reported under any
 Welfare Plan or any benefit described in Section 411(d)(6) of the Code or benefits under cash bonus plans, stock option and stock incentive plans, employment agreements, consulting agreements and change-of-control agreements; provided that copies of such plans and agreements have been provided to the Company's counsel).

			(vii)	There is no accrued liability with respect to a Parent Benefit
 Plan except for which there exists a separate funding vehicle, with assets equal to such liability, or an equal accrual on the balance sheets (except for liabilities under cash bonus plans, stock option and stock incentive plans, employment agreements, consulting agreements and change-of-control agreements; provided that copies of such plans and agreements have been provided to the Company's counsel).

		(c)	Parent and any Parent Commonly Controlled Entity do not maintain or contribute to or have any other liability of any nature with respect to any
 Parent Benefit Plan that is subject to Title IV of ERISA, subject to
 Code Section 412, a "multiemployer plan" as defined in Section 4001 of
 ERISA, a "multiemployer plan" within the meaning of Section 3(37) of ERISA, a "multiple employer plan" within the meaning of Code Section 413(c) or a
 "multiple employer welfare arrangement" within the meaning of Section 3(40)
 of ERISA.  No Parent Benefit Plan provides post-retirement medical or life insurance benefits, except as may be required by COBRA.

		(d)	For purposes of this Section 4.11, "Parent Material Adverse Effect" shall mean a material adverse effect on the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, after taking into account the liabilities of Parent and its subsidiaries and any other liabilities arising with respect to any Parent Benefit Plan, either to such Parent Benefit Plan or any fiduciary, participant, beneficiary or agent thereof (whether or not Parent and its subsidiaries are obligated directly or indirectly for such liabilities).

	Section 4.12	Trademarks, Patents and Copyrights.  Parent and its
 subsidiaries own, or possess adequate licenses or other valid rights to use, all patents, patent rights, patents, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register and registrations for, the foregoing trademarks, service marks, know-how and other proprietary rights and information used in connection with the business of Parent and its subsidiaries as currently conducted (the "Parent Proprietary Rights"), and no assertion or claim has been made in writing challenging the validity of any of the Parent Proprietary Rights. To the best knowledge of Parent, the conduct of the business of Parent and its subsidiaries as currently conducted does not conflict in any way with any patent, patent rights, license, trademark, trademark right, trade name, trade name right, service mark, copyright or other proprietary right of any other person. Except as set forth in Schedule 4.12 of the Parent Disclosure Volume, Parent and its subsidiaries have the unencumbered right to sell their products and services (whether now offered for sale or under development) free from any royalty or other obligations to any third parties.

	Section 4.13	Taxes.  Parent and its subsidiaries have timely filed all
 federal, state, local and foreign tax returns and reports required to be filed by them through the date hereof and shall timely file all returns and reports required on or before the Effective Time. Such reports and returns are and will be true, correct and complete in all material respects. Parent and its subsidiaries have paid and discharged all federal, state, local and foreign taxes due from them, other than such taxes that are being contested in good faith by appropriate proceedings and are adequately reserved as shown in the audited consolidated balance sheet of Parent dated July 1, 1995 (the "Parent 1995 Balance Sheet"), except for such failures to so pay and discharge which would not, individually or in the aggregate, have a Parent Material Adverse Effect. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of Parent, threatening to assert against Parent or any of its subsidiaries any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith that, if such deficiencies or claims were finally resolved against Parent and its subsidiaries, would, individually or in the aggregate, have a Parent Material Adverse Effect. The accruals and reserves for taxes (including interest and penalties, if any, thereon) reflected in the Parent 1995 Balance Sheet are adequate in accordance with generally accepted accounting principles. Parent and its subsidiaries have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over to be so holding for payment that would not, individually or in the aggregate, have a Parent Material Adverse
 Effect. There are no material liens for taxes upon the assets of Parent and its subsidiaries. Neither Parent nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code. Neither Parent nor any of its subsidiaries has made an election under Section 341(f) of the Code. For purposes of this Section 4.13, where a determination of whether a failure by Parent or any of its subsidiaries to comply with the representations herein has a Parent Material Adverse Effect is necessary, such determination shall be made on an aggregate basis with all other failures within this Section 4.13.

	Section 4.14	Labor Matters.  There is not currently, and within the last
 three years neither Parent nor any subsidiary of Parent has experienced, any strike, picketing, boycott, work stoppage or slow down or union organization activity.  No employee of Parent or any subsidiary of Parent is represented by a union or any similar entity and there is no request for representation pending.  Parent has no knowledge (i) of any allegation, charge or complaint of unfair labor practice, employment discrimination or other matter relating to the employment of labor pending or threatened against Parent or any subsidiary of Parent, (ii) of any basis for any such allegation, charge or complaint or (iii) that it, or any subsidiary of
 Parent, has not complied with all applicable laws relating to the employment of labor that could reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

	Section 4.15	Affiliate Transactions.  Parent has set forth in Schedule 4.15 of the Parent Disclosure Volume each material transaction involving the transfer of any cash, property or rights to or from Parent or any subsidiary of Parent from, to or for the benefit of any affiliate or former affiliate of Parent or any subsidiary of Parent or any officer, director, employee or greater than five percent shareholder of the Company ("Parent
 Affiliate Transactions") during the period from July 2, 1994 through the date hereof and any existing commitments of Parent or any subsidiary of Parent to engage in the future in any material Parent Affiliate
 Transactions.

	Section 4.16	Opinion of Financial Advisor.  Parent has received the opinion of Piper Jaffray, Inc. ("Piper Jaffray"), dated as of the date hereof, to the effect that, as of such date, the Merger Consideration is fair to the stockholders of Parent from a financial point of view, a copy of which opinion has been delivered to the Company.

	Section 4.17	Vote Required.  The affirmative vote of the holders of a
 majority of the shares of Parent Common Stock cast at the Parent Stockholders Meeting, provided that the total vote cast on the Parent Vote Matter represents over 50% of the outstanding shares of Parent Common Stock, is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the Parent Vote Matter. The sole stockholder of Sub has approved this Agreement and the Merger and no further vote of such stockholder is required with respect to such matters.

	Section 4.18	Brokers.  No broker, finder or investment banker (other than
 Piper Jaffray) is entitled to any brokerage, finder's or other fee or commission from Parent in connection with the transactions contemplated herein by this Agreement.  The Parent has heretofore furnished to the
 Company a complete and correct copy of all agreements between Parent and
 Piper Jaffray pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

	Section 4.19	Disclosure.  To the best knowledge of Parent and Sub, all
 material facts relating to the business, operations, properties, assets, liabilities (contingent or otherwise) and financial condition of Parent and its subsidiaries have been disclosed to the Company in or in connection with this Agreement. The representations, warranties and statements made by Parent and Sub in this Agreement and in the certificates delivered pursuant hereto do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.


	Section 4.20	Insurance.  During the last five years (or, with respect to any particular type of claim, the applicable statute of limitations with respect to such claim) Parent has maintained liability insurance policies of a commercially reasonable amount and nature consistent for a company of its size and with its operations at such time.

	Section 4.21	Definition of Parent's Knowledge.  As used in this Agreement, the phrase "to the knowledge of Parent" or "to the best knowledge of Parent"
 (or words of similar import) means the knowledge or the best knowledge of those individuals identified in Schedule 4.21 of the Parent Disclosure
 Volume, and includes any fact, matter or circumstance which any of such individuals, as an ordinary and prudent business person employed in the same capacity in the same type and size of business as Parent,should have known.

                               	ARTICLE V
                               	COVENANTS

	Section 5.01	Conduct of Respective Businesses of the Company and Parent
 Pending the Merger. Each of the Company and Parent covenants and agrees as to itself and each of its subsidiaries that between the date of this Agreement and the Effective Time, it shall carry on its respective businesses in the usual, regular and ordinary course, consistent with past practice, and each of them shall use its reasonable best efforts to preserve intact its present business organizations, keep available the services of its present officers and employees, keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect as of the date of this Agreement, to preserve and protect the Company Proprietary Rights (in the case of the Company) and the Parent Proprietary Rights (in the case of Parent) and preserve its relationships with customers, franchisees, suppliers, licensors and other persons with which it has significant business dealings. Without limiting the generality of the foregoing, neither the Company nor Parent nor any of their respective subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose or agree to do, any of the following without the prior written consent of the other:

		(a)	(i) Declare, set aside or pay any dividend or other distribution
 (whether in cash, stock, or property or any combination thereof) in respect of any of its capital stock, except for any dividend from a subsidiary to
 Parent or the Company, as the case may be, (ii) split, combine, reclassify or subdivide any of its capital stock or (iii) repurchase, redeem or otherwise acquire any of its capital stock;

		(b)	Authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise)
 (collectively, "Issue") any shares of stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, phantom stock or stock appreciation rights), other than (i) the issuance of capital stock in connection with (X) the exercise of options, warrants, convertible debentures, convertible preferred stock or other similar rights outstanding as of the date of this Agreement and in accordance with the terms of such options, warrants, convertible debentures, convertible preferred stock or other rights in effect on the date of this Agreement or (Y) options granted under Parent's stock option plans after the date of this Agreement, or
 (ii) is otherwise permitted to be issued pursuant to this Agreement;

		(c)	In the case of the Company, acquire or encumber (other than in connection with the opening of new Company-owned restaurants) or sell, lease, transfer or dispose of any assets other than in the ordinary course of business;

		(d)	In the case of the Company, other than in connection with activities consistent with expansion of Company's restaurant operations, incur any long-term indebtedness for borrowed money, guarantee any indebtedness, issue or sell debt securities or warrants or rights to acquire any debt securities, guarantee (or otherwise become liable or potentially liable for) any debt of others, make any loans, advances or capital contributions;
 mortgage, pledge or otherwise encumber any material assets; or create or suffer any material lien thereupon other than in the ordinary course of business consistent with prior practice or incur any short-term indebtedness for borrowed money except for credit facilities in existence on the date hereof;

		(e)	In the case of the Company, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction
 (i) in the ordinary course of business consistent with past practice,
 (ii) in connection with the transactions contemplated by this Agreement, or (iii) in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated subsidiaries or Parent and its consolidated subsidiaries, as the case may be;

		(f)	Change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles);

		(g)	In the case of the Company, increase the compensation payable or to become payable to its officers or employees, except for increases in the ordinary course of business in accordance with past practice, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of it or any of its subsidiaries, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

		(h)	Amend or otherwise change the Company's Articles of Incorporation or By-Laws (in the case of the Company) Parent's Certificate of
 Incorporation or By-Laws (in the case of Parent) or Sub's Articles of
 Incorporation or By-laws(in the case of Parent);

		(i)	In the case of the Company, other than in connection with activities consistent with expansion of Company's restaurant operations, (i) enter into a new agreement, contract or commitment involving payment to or by the
 Company of $10,000 or more or (ii) amend any existing agreement that could reasonably be expected to have a Company Material Adverse Effect;

		(j)	In the case of the Company,other than in connection with activities consistent with expansion of the Company's restaurant operations, enter into or modify or amend any lease, license agreement, franchise agreement or development agreement;

		(k)	Knowingly engage in any transaction or cause any fact or circumstance to occur which would preclude accounting for the Merger (as structured by this
 Agreement, the Stockholders Agreement and the Employment Agreement) as a
 pooling of interests if consummated at any time from the date hereof through June 30, 1996; or

	(l)	Enter into an agreement to take any of the foregoing actions or take, or enter into an agreement to take, any action that would result in any of the conditions to the Merger set forth in Article VI not being satisfied.

	Section 5.02	No Solicitations.  (a)  Unless and until this Agreement shall have terminated in accordance with its terms, neither the Company nor any of its subsidiaries shall (and the Company and each of its subsidiaries shall use its best efforts to cause all of its officers, directors, employees, agents, representatives and advisors, including, without limitation, investment bankers, attorneys and accountants, not to), directly or indirectly, solicit, initiate, knowingly encourage or enter into any agreement with respect to or participate in negotiations with, provide any confidential information to, enter into any agreement with or (except, as advised in a written opinion of Fredrikson & Byron, P.A. or other counsel reasonably acceptable to Parent, as may be required by applicable state corporate law with respect to the provisions of materials to a stockholder of the Company) otherwise cooperate in any way in connection with, any Third
 Party (as hereinafter defined) concerning any Competing Transaction (as defined in Section 7.01).  For purposes of this Agreement, "Third Party"
 shall mean any corporation, partnership, person or "group" (as defined in
 Section 13(d)(3) of the Exchange Act and the Rules and Regulations
 thereunder) other than Parent, Sub, any affiliate of Parent or Sub or any of their respective directors, officers, employees, representatives, advisors and agents.  The Company agrees to terminate, immediately following the execution of this Agreement, all pending discussions or negotiations with any Third Party with respect to any possible Competing Transaction (as defined in Section 7.01).

		(b)	The Company will notify Parent and Sub orally, within twenty-four hours, and in writing, as promptly as practicable (i) of the identity of any Third
 Party from which it or any of its subsidiaries or any of their respective officers, directors, employees, agents, representative or advisors receives any request for information, any inquiry or any proposal to initiate discussions or negotiations with respect to, or relating to, a Competing
 Transaction or any of the other matters set forth in Section 5.02(a) and
 (ii) if applicable, the terms of such Competing Transaction.  If such request, inquiry or proposal is in writing, the Company will deliver to
 Parent and Sub a copy of such request, inquiry or proposal within twenty-four hours of its receipt.

	Section 5.03	Access to Information; Confidentiality.  (a)  From the date
 hereof to the Effective Time, each of the Company and Parent shall (and shall cause its subsidiaries and officers, directors, employees, auditors and agents to) afford the officers, employees and agents of the other party
 (the "Respective Representatives") reasonable access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books and records, and shall furnish such Respective
 Representatives with all financial, operating and other data and information as may be reasonably requested.

		(b)	All information obtained by the Company or Parent pursuant to this
 Section 5.03 shall be kept confidential in accordance with the terms of the agreement or agreements covering confidentiality of materials entered into between each party or between a party and a financial advisor to a party in connection with a contemplated transaction between the parties.

		(c)	No investigation pursuant to this Section 5.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

 Section 5.04	Indemnification and Insurance.  (a)	The provisions in the
 charter and by-laws of each of the Surviving Corporation and Parent with respect to indemnification of officers and directors and limitations on their personal liability shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company ("Company Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. Parent shall guarantee the obligations of the Surviving Corporation arising out of such provisions or, at its option, in the alternative shall purchase a one-year directors' and officers'
 "tail" insurance policy covering the obligations of the Surviving Corporation in such regard.

		(b)	This Section 5.04 is intended for the irrevocable benefit of, and to grant third party rights to, the Company Parties and shall be binding on all successors and assigns of Parent, the Company and the Surviving
 Corporation.  Each of the Company Parties shall be entitled to enforce the covenants contained in this Section 5.04.

		(c)	In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.04.

	Section 5.05	Certain Benefits.  (a) Parent and Sub agree that the Company and its subsidiaries, and the Surviving Corporation and its subsidiaries after the Effective Time, will provide benefit plans to employees of the
 Company and its subsidiaries that, at the option of the Parent, either
 (i) will be no less favorable, in the aggregate, than those provided by
 Parent and its subsidiaries to their employees or (ii) will, in the aggregate, be no less favorable than those provided by the Company and its subsidiaries to their employees prior to the date of this Agreement.
 Nothing contained in this Section 5.05(a) shall be construed to grant any right of continued employment to any present employee of the Company or any of its subsidiaries.

		(b)	If any employee of the Company or any of its subsidiaries becomes a participant in any employee benefit plan, practice or policy of Parent, any of its affiliates or the Surviving Corporation, such employee shall be given credit under such plan for all service prior to the Effective
 Time with the Company and its subsidiaries or any predecessor employer
 (to the extent such credit was given by the Company under a similar plan)
 for purposes of eligibility (including, without limitation, waiting periods), vesting and vacation accrual.

		(c)	Except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, the Company will not, and will not permit any of its
 Commonly Controlled Entities to, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee that increase in any manner the compensation, retirement, welfare or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including without limitation the granting of stock options)
 or take any action or grant any benefit not expressly required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

	Section 5.06	Registration Statement; Joint Proxy Statement.  (a) As
 promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC a joint proxy statement relating to the meetings of the stockholders of Parent and the Company to be held in connection with the Merger and the Parent Vote Matter (together with any amendments thereof or supplements thereto, the "Proxy Statement") and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (the "Form S-4") in which the Proxy Statement shall be included as part (together with the Proxy Statement and all amendments to the Proxy Statement and the Form S-4, the "Registration Statement") in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Each of the Company and Parent shall use their reasonable best efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Each of the Company and Parent shall furnish all information concerning itself to the other as the other may reasonably request in connection with such actions and the preparation of the Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Registration Statement to its respective stockholders. The Registration Statement shall include the recommendation of the Board of Directors of each of Parent and the Company in favor of the Merger, the Merger Agreement and the Parent Vote Matter, as the case may be; provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of the Company or Parent from failing to make the recommendation if the Board of Directors of Parent or the Company, as the case may be, has determined in good faith, after consultation with and based upon the written advice of independent legal counsel, that such action is necessary for such Board of Directors to comply with its fiduciary duties to its stockholders under applicable law.

		(b)	The information supplied by Parent for inclusion in the Registration
 Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Registration Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of
 Parent and the Company, (iii) the time of each of the Stockholders Meetings
 (as defined in Section 5.07), and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its subsidiaries, or any of their respective officers or directors, should be discovered by
 Parent which should be set forth in an amendment or a supplement to the
 Registration Statement, Parent shall promptly inform the Company.

		(c)	The information supplied by the Company for inclusion in the
 Registration Statement shall not, at (i) the time the Registration
 Statement is declared effective, (ii) the time the Registration Statement
 (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and Parent, (iii) the time of each of the
 Stockholders Meetings (as defined in Section 5.07), and iv) the Effective
 Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  If at any time prior to the
 Effective Time any event or circumstance relating to the Company or any its subsidiaries, or any of their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement, the Company shall promptly inform Parent.

	Section 5.07	Stockholders' Meetings.  Parent shall call and hold a meeting of its stockholders, and the Company shall call and hold a meeting of its stockholders (collectively, the "Stockholders' Meetings") as promptly as practicable for the purpose of voting upon the approval, in the case of the Company, of the Merger and the Merger Agreement and, in the case of
 Parent, of the Parent Vote Matter, and Parent and the Company shall use their reasonable best efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the
 Registration Statement becomes effective.  The Company and Parent shall use their reasonable best efforts to solicit from their stockholders proxies in favor of the approval of the Merger and Merger Agreement or the
 Parent Vote Matter, as the case may be, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law or Minnesota law, as the case may be, to obtain such approvals.  Parent shall vote the shares of Company Common Stock for which it will act as proxy at the Company's Stockholder Meeting pursuant to the Stockholders Agreement in favor of  approval of the Merger and the Merger Agreement.

	Section 5.08	Letters of Accountants.  Provided Parent gives to Arthur
 Andersen LLP a customary representation letter, the Company shall deliver to Parent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective
 Time, and addressed to Parent, in form and substance reasonably satisfactory to Parent, to the effect that:

		(i)	they are independent accountants within the meaning of the Securities
  Act and the Exchange Act;

		(ii)	in their opinion, the financial statements of the Company included in the Registration Statement that were reported on by such firm comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act;

		(iii)	on the basis of a reading of the latest unaudited financial
 statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American
 Institute of Certified Public Accountants of the unaudited interim financial information for the period since December 31, 1994, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, the board of directors and the executive, compensation, and audit committees of the board of directors; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1994, nothing came to their attention which caused them to believe that:

			(1)	any unaudited financial statements included in the Registration
 Statement do not comply in form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to registration statements on Form S-4; or that any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration
 Statement,

			(2)	with respect to the period subsequent to the unaudited interim balance sheet of the Company set forth in the Registration Statement, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt or notes payable of the Company and its subsidiaries or capital stock of the Company or increases in the accumulated deficit of the Company as compared with the amounts shown on such balance sheet included in the Registration Statement, or for the period from the date of such balance sheet to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter, in operating revenues, or any decreases, as compared with the corresponding period in the preceding year, in operating income or net income before income taxes or in total or per share amounts of net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless such explanation is not deemed necessary by Parent; and

		(iv)	they have performed certain other specified procedures as a result of which they determined that certain information (including specified dollar amounts, numbers of shares, and percentages of revenues and earnings)
 of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the
 Registration Statement, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

	Section 5.09	Further Action; Reasonable Best Efforts.  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall
 (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein, (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and all parties to contracts with Parent and the Company and their respective subsidiaries as are necessary for the consummation of the transactions contemplated herein.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.  Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel)
 with copies of, (i) all filings made by such party with any Governmental
 Entity or any other person in connection with the execution of this
 Agreement and the consummation of the transactions contemplated hereby and (ii) all other written materials submitted or prepared by any such party concerning obtaining all licenses, permits, consents, approvals, authorizations and orders that are required to be obtained in connection with the execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

		(b)	Each party shall use its best efforts not to take any action, or enter into any transaction, that would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

		(c)	The Company will take no action to assert or cooperate (other than as required by law) with a Third Party who asserts that the voting rights of the shares of common stock of the Company that are subject to that certain stockholders Agreement of even date herewith among certain Stockholders of the Company and Parent (the "Stockholders Agreement") are adversely affected by the execution and delivery of the Stockholders' Agreement as a result of the provisions of Section 302A.671 of the Minnesota Business
 Corporation Act or any other antitakeover or business combination statute under Minnesota law.

	Section 5.10	Public Announcements.  Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

	Section 5.11	Affiliates of the Company.  Within 30 days after the date of this Agreement, (a) the Company shall deliver to Parent a letter identifying all persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act ("Rule 145"), including, without limitation, all directors and executive officers of the Company and (b) the
 Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws.  The Company shall use its best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of the Company after the
 Company's delivery of the letter referred to above and prior to the
 Effective Time, a written agreement substantially in the form of Exhibit A.

	Section 5.12	Conveyance Taxes.  Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

	Section 5.13	Notification of Certain Matters.  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

	Section 5.14	 Tax Opinion Matters.  Each of Parent, Sub and the Company will deliver to counsel to the parties hereto a document containing, to the extent reasonably required, the representations, warranties and agreements necessary for counsel to the parties to render the opinions described in
 Sections 6.02(c) and 6.03(c).

	Section 5.15	Interim Financing Arrangement.  Parent and Company shall
 promptly negotiate and enter into a financing arrangement on the terms set forth on Exhibit B.

                                	ARTICLE VI
                                	CONDITIONS

	Section 6.01	Conditions to Each Party's Obligation to Effect the Merger.
 The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

		(a)	Effectiveness of the Registration Statement.  The Registration Statement
 shall have been declared effective by the SEC under the Securities Act.
 No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC.

		(b)	Stockholder Approval.  This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the
 Company, and the Parent Vote Matter shall have been approved and adopted by the requisite vote of the stockholders of Parent.  In addition, the holders of the requisite number of shares of Company Common Stock sufficient, either alone or in combination with other factors (including payment of cash in lieu of fractional shares), to preclude accounting for the Merger as a pooling of interests or to obtain tax free treatment for the Merger under Section 368(a) of the Code shall not have perfected or preserved dissenters' rights under applicable law with respect to the adoption of this Agreement.

		(c)	No Injunction or Restraints; Illegality.  The consummation of the Merger shall not be prohibited by any injunction, order, decree or ruling (an
 "Injunction") of a United States federal or state court of competent jurisdiction (each party agreeing to use its best efforts to have any such Injunction stayed or reversed), and there shall not have been any action taken or any statute, ruleor regulation enacted, promulgated or deemed applicable to the Merger, or any executive order or decree issued, by any Government Entity that is in effect and that makes consummation of the Merger illegal.

		(d)	HSR Act.  The applicable waiting period under the HSR Act shall have expired or been terminated.

		(e)	Approvals; Consents.  Other than the filing of merger documents in accordance with Minnesota Law, all authorizations, consents (including the consent of Parent's lender as set forth in Schedules 4.04 and 4.05), waivers, orders and approvals required to be obtained, and all filings, notices and declarations required to be made, by Parent and the Company prior to the consummation of the Merger and the transactions contemplated hereunder shall have been obtained from, and made with, all required
 Governmental Entities and all other persons except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make would not have a Material Adverse Effect
 (as defined in Section 8.11), at or after he Effective Time, on (i) the
 Company and its subsidiaries taken as a whole or (ii) Parent and its subsidiaries taken as a whole.

		(f)	Accountants' Letters.  Each of Parent and the Company shall have received letters, dated as of the Effective Time, from Deloitte &
 Touche LLP and Arthur Andersen LLP to the effect that the Merger will qualify for pooling of interests accounting treatment under Accounting
 Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

	Section 6.02	Additional Conditions to Obligations of Parent and Sub.  The
 obligations of Parent and Sub to effect the Merger and the transactions contemplated herein are also subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by
 Parent and Sub in their sole discretion:

		(a)	Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of their Effective Time
 (except for such representations and warranties which are qualified by their terms by a reference to materiality or a Company Material Adverse
 Effect, which representations and warranties as so qualified shall be correct in all respects as of the date of this Agreement and as of the
 Effective Time as though made on and as of the Effective Time).  Parent and Sub shall have received a certificate signed on behalf of the
 Company by the Chief Executive Officer and Chief Financial Officer of
 the Company to the foregoing effect.

		(b)	Agreement and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this
 Agreement to be performed or complied with by it on or prior to the
 Effective Time.  Parent and Sub shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial
 Officer of the Company to the foregoing effect.

		(c)	Tax Opinion.  Parent and Sub shall have received the opinion of Goodwin,
 Procter & Hoar dated on or about the date that is two business days prior to the date the Registration Statement is first mailed to stockholders of
 Parent and the Company, reasonably acceptable to Parent and Sub, and subject to customary conditions and qualifications, to the effect that the
 Merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of Sections 368(a) of the
 Code, which opinion shall not have been withdrawn or modified in any material respect.

		(d)	Material Adverse Change.  Except for any event disclosed in the
 Company's SEC Reports filed prior to the date of this Agreement, there shall not have occurred any change concerning the Company or any of its subsidiaries that, individually or in the aggregate, has had a Material
 Adverse Effect on the Company and its subsidiaries taken as a whole since December 31, 1994, and Parent and Sub shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to the foregoing effect.

		(e)	Additional Tax Statement.  Parent shall have received a statement dated as of immediately prior to the Effective Time, from the Company to the effect that the Company Common Stock is not a "U.S. real property interest."
 Such statement shall be in compliance with Treasury Regulations Sections
 1.897-2(h) and 1.1445-2(c)(3).

	Section 6.03	Additional Conditions to Obligations of the Company.  The
 obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the satisfaction of following conditions, any or all of which may be waived by the Company in its sole discretion:

		(a)	Representations and Warranties.  Each of the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time
 (except for such representations and warranties which are qualified by their terms by a reference to materiality or a Parent Material Adverse
 Effect, which representations and warranties as so qualified shall be correct in all respects as of the date of this Agreement and as of the
 Effective Time as though made on and as Effective Time).  The Company shall have received a certificate signed on behalf of the Parent and Sub by the Chief Executive Officers and Chief Financial Officers of Parent and
 Sub to the foregoing effect.

		(b)	Agreements and Covenants. Parent and Sub shall have performed or complied in all material respects with all agreements and covenants required by this
 Agreement to be performed or complied with by it on or prior to the
 Effective Time.  The Company shall have received a certificate signed on behalf of the Parent and Sub by the Chief Executive Officers and Chief
 Financial Officers of Parent and Sub to the foregoing effect.

		(c)	Tax Opinion.  The Company shall have received the opinion of Fredrikson
 & Byron, P.A. dated on or about the date that is two business days prior to the date the Registration Statement to first mailed to stockholders of the Company and Parent, reasonably acceptable to the Company, and subject to customary conditions and qualifications, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of Sections 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

		(d)	Material Adverse Change.  Except for any event disclosed in Parent's SEC
 Reports filed prior to the date of this Agreement, there shall not have occurred any change concerning Parent or any of its subsidiaries that, individually or in the aggregate, has had a Material Adverse Effect on
 Parent and its subsidiaries taken as a whole since July 1, 1995, and the
 Company shall have received a certificate signed on behalf of Parent and
 Sub by the Chief Executive Officers and Chief Financial Officers of
 Parent and Sub to the foregoing effect.

                               	ARTICLE VII
                        	TERMINATION AND AMENDMENT

	Section 7.01	Termination.  (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the stockholders of the Company or the approval by the stockholders of Parent of the Parent Vote Matter:

		(a)	by mutual written consent of Parent and the Company;

		(b)	by either Parent or the Company if any United States federal or state court of competent jurisdiction or other Government Entity shall have issued an Injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such Injunction or other action shall have become final and non-appealable;

		(c)	by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in each case such that the conditions set forth in Section 6.02(a) or
 Section 6.02(b), as the case maybe, would be incapable of being satisfied by June 30, 1996; provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.01(c);

		(d)	by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Sub set forth in this
 Agreement, or if any representation or warranty of Parent or Sub shall have become untrue, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b), as the case may be, would be incapable of being satisfied by June 30, 1996; provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.01(d);

		(e)	by Parent, if (i) the Board of Directors of the Company shall have failed to make or shall withdraw, modify or change its recommendation of this Agreement or the Merger or shall have resolved to do any of the foregoing, or (ii) a Third Party shall have commenced (as such term is defined in Rule 14d-2 of the Exchange Act) and consummated a tender offer or exchange offer for 20% or more of the outstanding shares of Company
 Common Stock;

		(f)	by either Parent or the Company if (i) the Merger and the Merger
 Agreement shall have failed to receive the requisite vote for approval and adoption by the stockholders of the Company (except that Parent may not terminate under this clause 7.01(f)(i) if Parent failed to vote for such matters the shares of Company Common Stock with respect to which it had authority to act as proxy at the Company Stockholder Meeting and such matters would have been approved had such shares been voted for such matters) or (ii) the Parent Vote Matter shall have failed to receive the requisite vote for approval and adoption by the stockholders of Parent; or

		(g)	by either Parent or the Company, if the Merger shall not have been consummated on or before June 30, 1996; or

		(h)	by Company if (i) the Board of Directors of Parent shall have failed to make or shall withdraw, modify or change its recommendation of this
 Agreement or the Merger or shall have resolved to do any of the foregoing, or (ii) a Third Party shall have commenced (as such term is defined in
 Rule 14d-2 of the Exchange Act), or shall have filed a Registration
 Statement under the Securities Act, with respect to a tender offer or exchange offer for 20% or more of the outstanding shares of Parent Common
 Stock.

	The right of any party hereto to terminate this Agreement pursuant to this
 Section 7.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective employees, officers, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement. For purposes of this Agreement, a "Competing Transaction" shall mean any of the following involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its subsidiaries taken as a whole, in a single transaction or series of transactions, (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of Company Common Stock or the filing of a registration statement under the Securities Act in connection therewith, (iv) the issuance, sale or other disposal by the Company (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing, or convertible into or exercisable for the acquisition of, 20% or more of the voting power of the Company or any of its subsidiaries or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

	Section 7.02	Effect of Termination.  (a) Except as set forth in Section 8.01, in the event of the termination and abandonment of this Agreement pursuant to Section 7.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders and all rights and obligations of any party hereto shall cease; provided that nothing contained in this Section 7.02 shall relieve any party from liability for any breach of this Agreement except as provided in Section 7.02(f) or shall relieve the Company from liability under this Section 7.02 except as provided in
 Section 7.02(f).

		(b)	If Parent terminates this Agreement pursuant to Section 7.01(c) or pursuant to Section 7.01(e) or 7.01(f)(i), then, within ten (10) days of the date of such termination (or within 45 days of such termination if
 Company acknowledges to Parent in writing within ten days of such termination that it is obligated to pay the Termination Fee with no right of offset for counterclaims, but such 45 day period shall end if a
 Proceeding (as defined below) should occur), the Company shall pay to
 Parent the Termination Fee (as defined below); provided, that, no such
 Termination Fee will be due in the event of a termination of this Agreement pursuant to Section 7.01(f)(i) if the average per share closing price of
 Parent Common Stock on the Nasdaq National Market System over the twenty
 (20) trading days immediately preceding the originally scheduled date of the Company's Stockholder Meeting was less than $22.50.

		(c)	If at any time prior to or within one year after termination of this
 Agreement (unless such termination was pursuant to Section 7.01(a), (b),
 (d), (g), (h), (f)(ii) or, if the average per share closing price of Parent
 Common Stock on the Nasdaq National Market System over the twenty (20)
 trading days immediately preceding the date of the Company's Stockholder
 Meeting was less than $22.50, f(i)) the Company enters into an agreement relating to a Competing Transaction with a Third Party or the Company's
 Board of Directors recommends or resolves to recommend to the Company's stockholders approval or acceptance of a Competing Transaction with a Third
 Party then, upon the entry into such agreement or the making of such recommendation or resolution the Company shall pay to Parent the
 Termination Fee.

		(d)	At any time prior to or within one year after termination of this
 Agreement, the Company shall not enter into any agreement relating to a Competing Transaction with a Third Party unless such agreement provides that such Third Party shall, upon the execution of such agreement, pay any Termination Fee due Parent under this Section 7.02.

		(e)	As used herein, the term "Termination Fee" means the sum of $2,800,000 paid in cash in immediately available funds to an account designated by
 Parent, provided that the Termination Fee shall be reduced, on a dollar for dollar basis, to the extent that payments are made to Parent under the certain Stockholder's Agreement on account of  Stockholder Fees (as defined therein).  The parties acknowledge and agree that the provisions for payment of a Termination Fee are included herein in order to reimburse
 Parent for incurring the costs and expenses related to entering into this
 Agreement and consummating the transactions contemplated by this Agreement.
 No more than one Termination Fee shall be paid under this Section 7.02.
 The parties hereto agree that any Termination Fee that is paid to or due
 Parent shall not be deemed to be liquidated damages, and that, subject to
 Section 7.02(f), Parent's right to payment of the Termination Fee shall be in addition to any other rights or remedies under contract, at law or in equity to which Parent may be entitled.

		(f)	In the event of a termination giving rise to the right of Parent to receive a Termination Fee, Company shall have no liability to Parent other than the payment of such Termination Fee so long as (x) such Termination
 Fee is paid in full when due, (y) there is no pending or threatened suit or complaint brought by or on behalf of any stockholder of the Company against Parent or Sub arising out of any matter relating to this Agreement or the transactions contemplated in connection herewith (a "Proceeding"), and (z) the Company and the persons who are parties to the Stockholders
 Agreement have given a full release of any rights or claims they then or may thereafter have arising out of this Agreement and have waived all rights to instigate or pursue any Proceeding; provided that if at any time a Proceeding is initiated by any stockholder of the Company or by or on behalf of the Company (other than on behalf of the Company by Parent or a stockholder of the Company controlled by Parent), then, during the existence of such Proceeding, Parent's rights shall not be limited by this clause (f).

	Section 7.03	Amendment.  This Agreement may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger or the Parent Vote Matter by the stockholders of
 Parent or the Company, no amendment that under applicable law may not be made without the approval of the stockholders of Parent or the Company may be made without such approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

	Section 7.04	Extension; Waiver.  At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto or
 (iii) waive compliance by the other party with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   	ARTICLE VIII
                                   	MISCELLANEOUS

	Section 8.01	Effectiveness of Representations, Warranties and Agreements.
 Except as set forth in Section 8.01(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this
 Agreement.

		(b)	The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VII; except that the agreements set forth in Articles I,
 II and VIII and Sections 5.04, 5.05(a) and (b) shall survive the Effective
 Time and those set forth in Sections 5.03(b) and 7.02 and Article VIII hereof shall survive termination.

	Section 8.02	Notices.  All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail
 (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

 	(a)	if to Parent or Sub, to

			DAKA International, Inc.
			One Corporate Place
			55 Ferncroft Road
			Danvers, MA  01923-4001
			  Attn:  Charles W. Redepenning, Jr.
				 General Counsel
			Tel:	(508) 774-9115
			Fax:	(508) 774-8765


			with a copy to

			Goodwin, Procter & Hoar
			Exchange Place
			Boston, MA  02109-2881
			  Attn:  Ettore Santucci, P.C.
			Tel:	(617) 570-1260
			Fax:	(617) 523-1231

		(b)	if to the Company, to

			Champps Entertainment, Inc.
			153 East Lake Street
			Wayzata, MN  55391
			  Attn:  Dean P. Vlahos
			  President
			Tel:	(612) 449-4841
			Tel:	(612) 449-4938


			with a copy to

			Fredrikson & Byron, P.A.
			1100 International Center
			900 2nd Ave. South
			Minneapolis, MN  55402-3397
			  Attn:  Gregory G. Freitag
			Tel:	(612) 347-7153
			Fax:	(612) 347-7077

	Section 8.03	Descriptive Headings.  The descriptive headings herein are
 inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

	Section 8.04	Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

	Section 8.05	Entire Agreement; Assignment.  This Agreement (together with the
 Confidentiality Agreement, the Company Disclosure Volume, the Parent
 Disclosure Volume, the exhibits hereto and the other documents delivered pursuant hereto) (a) constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Parent may cause Sub to assign its rights and obligations to Parent or any other direct or indirect wholly-owned subsidiary of Parent that becomes a party to this
 Agreement and agrees to perform and assume the obligations of Sub hereunder, but no such assignment shall relieve either Parent or Sub of its obligations hereunder if such assignee does not perform such obligations.

	Section 8.06	Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Minnesota without regard to any applicable principles of conflicts of law.

	Section 8.07	Specific Performance.  Except when Section 7.02(f) limits the remedies of Parent and Sub, the parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, without the posting of any bond whatsoever in addition to any other remedy at law or equity.

	Section 8.08	Expenses.  Fees, expenses and all out-of-pocket costs and
 expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses; provided, however, that all costs and expenses related to printing, filing and mailing the Registration Statement and all SEC and other regulatory filing fees (including, without limitation, under the HSR
 Act) incurred in connection with the Registration Statement shall be borne equally by the Company and Parent.

	Section 8.09	Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this
 Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except pursuant to Sections
 5.04 and 5.05 hereof.  Parent shall cause Sub to perform its obligations hereunder and shall be fully liable, severally and jointly, for any failure of Sub to perform such obligations.

	Section 8.10	Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this
 Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

	Section 8.11	Certain Definitions.  For purposes of this Agreement, the term:

		(a)	"affiliate" means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first mentioned person;

		(b)	With respect to any shares of Company Common Stock, a person shall be deemed to be the "beneficial owner" of such shares (i) that such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly
 (ii) that such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time or the satisfaction of certain conditions), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options or otherwise or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) that are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates, or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares, and with respect to any shares of capital stock of any person other than the Company, beneficial ownership shall be determined in accordance with the provisions of Rule 13(d)(3) of the Exchange Act;

		(c)	"control" (including the terms "controlled," "controlled by" and
 "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

		(d)	"subsidiary" or "subsidiaries" of Parent, the Company, the Surviving
 Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company, the Surviving
 Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

		(e)	"person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity; and

		(f)	"Material Adverse Effect" shall mean, when used with respect to any person, a material adverse effect on the business, operations, results of operations or financial condition of such person.

IN WITNESS WHEREOF,
 the Company, Parent and Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

Attest:		                                    CHAMPPS ENTERTAINMENT, INC.



/s/Shawn Nugent                              By:/s/Dean P. Vlahos
-----------------------------                   --------------------------
Secretary			                                 Name: Dean P. Vlahos
		                                          	Title:



Attest:		                                    DAKA INTERNATIONAL, INC.



/s/Charles W. Redepenning, Jr.             		By:/s/William H. Baumhauer
------------------------------                  ---------------------------
Secretary			                                 Name: William H. Baumhauer
                                          			Title:



Attest:		                                    CEI ACQUISITION CORP.



/s/Charles W. Redepenning, Jr.            		By:/s/Michael A. Woodhouse
------------------------------                 ---------------------------
Secretary			                                Name: Michael A. Woodhouse
                                         			Title:

                                         Exhibit A - Form of Affiliate Letter



                    	___________ __, 1995



DAKA International, Inc.
One Corporate Place
55 Ferncroft Road
Danvers, MA 01923

Gentlemen:

	The undersigned, a holder of shares and/or options to purchase shares of common stock, par value $.01 per share (collectively, the "Champps Shares"), of Champps Entertainment, Inc. ("Champps"), is entitled to receive shares and/or options to purchase shares of common stock, $.01 par value per share (collectively, the "Daka Stock"), of DAKA International, Inc. ("Daka"), in connection with the merger ("the Merger") of CEI Acquisition Corp. ("Sub"), a wholly-owned subsidiary of Daka, into Champps as contemplated by the Agreement and Plan of Merger dated October __, 1995 (the "Merger Agreement") among Daka, Sub and Champps. The Daka Stock into which the undersigned's Champps Shares will convert pursuant to the Merger shall be referred to herein as "Daka Shares."

	Rule 145. The undersigned has been advised that the issuance of the Daka Shares in the Merger has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger is submitted for a vote of Champps stockholders the undersigned may be an "affiliate" of Champps
 (although nothing contained herein should be construed as an admission of such fact), as that term is used in Rule 145(c) promulgated under the Act ("Rule 145"), the Daka Shares may be offered for sale, sold, assigned, transferred, distributed or otherwise disposed of (any of such transactions being referred to hereinafter as a "sale") by the undersigned only if
 (i) the undersigned sells the Daka Shares in conformity with certain provisions of Rule 144 promulgated under the Act as made applicable pursuant to paragraph (d) of Rule 145, (ii) any subsequent sale of the Daka Shares by the undersigned has been registered under the Act, or
 (iii) in the opinion of counsel, reasonably satisfactory to Daka, some other exemption from registration under the Act is available with respect to any sale of the Daka Shares.

	The undersigned understands that the requirements of Rule 145(d) will differ depending upon how long the undersigned holds the Daka Shares and whether the undersigned is or recently was an affiliate of Daka at the time of sale. The undersigned understands that, in general, the provisions of Rule 145(d) will permit resale of the Daka Shares within two years following the Merger only in brokers' transactions where the aggregate number of shares sold at any time, together with all sales of the undersigned's Daka Stock during the preceding three-month period, does not exceed the greater of
 (i) one percent (1%) of the total number of shares of Daka Stock outstanding or (ii) the average weekly volume of trading in shares of Daka Stock on all national securities exchanges during the four-week period preceding any such sale.

	The undersigned hereby represents to and covenants to Daka that the undersigned will not sell the Daka Shares except pursuant to the provisions of Rule 145, an effective registration statement or an exemption from registration under the Act.

	In the event that the undersigned intends to sell Daka Shares other than
 (i) pursuant to Rule 145 or (ii) pursuant to an effective registration statement, at least two business days prior to effecting any such sale the undersigned will furnish Daka with an opinion of counsel, reasonably satisfactory to Daka (the "Legal Opinion"), to the effect that some other exemption from registration is available with respect to such sale.

	Pooling of Interest. The undersigned acknowledges that Daka and Champps contemplate that the Merger will be treated as pooling of interests" under generally accepted accounting principles. In connection therewith, the undersigned hereby represents and warrants to and covenants with Daka that the undersigned will not, directly or indirectly, sell, transfer or otherwise dispose of any shares of Daka Stock including the Daka Shares, or cause any shares of Daka Stock including the Daka Shares, to be sold, transferred or otherwise disposed of, until such time as unaudited financial statements covering at least 30 days of the combined operations of Champps and Daka following the Merger have been published by Daka.

	Representation.  The undersigned represents and warrants to Daka as follows:

	(a)	Set forth below the undersigned's signature hereto are the exact numbers of Champps Shares which the undersigned owns of record only, beneficially only and of record and beneficially; and

	(b)	Such ownership is free and clear of any security interest, lien, encumbrance, charge, equity, claim or restriction whatsoever, except as set forth below the undersigned's signature hereto and as may be imposed by reason of the Act or the General Rules and Regulations thereunder.

	The undersigned understands that Daka may, within the two-year period immediately following the Merger, instruct its transfer agent to withhold the transfer of any Daka Shares by the undersigned, but if the transfer is pursuant to an effective registration statement or Rule 145 or if Daka receives a Legal Opinion (in the case of a sale made pursuant to an exemption from registration other than Rule 145) the transfer agent shall effect such transfer.

	The undersigned acknowledges that the undersigned has carefully read this letter, has had the opportunity to discuss this letter with counsel and understands the requirements hereof and the limitations imposed upon the sale of the Daka Shares.

	Very truly yours,


____________ __, 1995
	Signature



	Name

	Champps Shares Owned of Record Only: ____

	Champps Shares Owned Beneficially Only: ____

	Champps Shares Owned Beneficially and of
 Record: ____

	Encumbrances Noted: _____________________

                                      Exhibit B - Interim Financing Agreement


                    	Summary of Interim Financing Arrangement

	Parent will, or will cause one of its subsidiaries to, provide to the Company additional financing for the development of Champps restaurants subject to the terms and conditions outlined below:

     	1.	Amount and Terms of Additional Financing:
      up to $3,000,000 aggregate principal amount, with each
      loan bearing interest at the rate of 10% per year, interest on all loans payable quarterly in arrears and principal of all loans payable in a single installment on October 10, 2000 (or such earlier date to which maturity is accelerated pursuant
      to paragraph 4 below).   In the alternative, Parent may satisfy
      its commitment by providing credit enhancements to induce third parties to provide financing to the Company upon terms and conditions no less favorable than those described herein.

     	2.	Conditions of Each Loan:
      (i) consent of the Company's lender, if required, including an agreement to subordinate with respect to liens described in paragraph 3 below, and (ii) delivery of customary documentation in form and substance reasonably satisfactory to Parent and the Company.

	     3.	Form of and Collateral for Each Loan:
      Loans shall be provided by Parent from time to time as required with respect to the development by the Company of specific proposed Champps restaurants ("Approved Projects"), so long as the site and plans for such proposed new restaurant (including without limitation the terms of any lease) are approved by Parent, which approval shall not be unreasonably withheld. Parent shall provide such loans with respect to any Approved Project in such amount and in form as is reasonably acceptable to Parent giving due regard to the circumstances affecting the development of such restaurant, it being understood that such form is presently contemplated to be a mortgage loan secured by a first priority lien on and collateral assignment of all real estate leases (or owned real estate, if any) with respect to each Approved Project, a security interest in all furniture, fixtures and equipment at such Approved Project (which may be junior to any purchase money lien to the extent such property is financed through loans from third parties), collateral assignments of all licenses, permits and approvals and a license upon reasonably acceptable terms and conditions with respect to the "Champps" trademark and trade dress effective in the event of foreclosure. The subsidiaries of the Company will guarantee all obligations of the Company to Parent.

     	4.	Termination; Prepayment; Acceleration:
      No further financing will be made available by Parent in the event that the Merger Agreement terminates. All principal of outstanding loans may be (a) repaid at any time at the option of the Company and (b) declared immediately due and payable by Parent (i) in the event that a majority change of control occurs with respect to the Company or (ii) upon the happening of usual and customary events of default with respect to payment collateral, cross-defaults and insolvency and grace periods. t B